Exhibit 10.13

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Loan Agreement”) is entered into as of the 24th day of July, 2015, by and among AINA LE`A, INC., a Delaware corporation (“Aina Le`a”), and EMERALD HAWAII SERVICES, INC., a Hawaii corporation, as Successor Trustee under that certain unrecorded Aina Le`a Land Trust Agreement for Aina Le`a Land Trust No. 1, as amended and completely restated by unrecorded instrument dated July 7, 2011, a Hawaii land trust (the “Hawaii Land Trust”), and ROMSPEN INVESTMENT CORPORATION, a corporation established under the laws of the Province of Ontario, Canada (“Lender”). Aina Le`a and the Hawaii Land Trust are hereinafter collectively referred to and called the “Borrower”.

R E C I T A L S:

This Loan Agreement is entered into upon the basis of the following facts and intentions of the parties.

A.          Borrower is the owner in fee simple of certain real property located at Waikoloa, South Kohala, Island, County and State of Hawaii, also identified by Tax Map Key No. (3) 6-8-001: 036, which is more particularly described in Exhibit A attached hereto and made a part hereof (the “Land”).

B.          Borrower proposes to cause completion of the Villages at Aina Le`a – Phase I Condominium Project being constructed upon the Land in accordance with the approved Plans and Specifications (the “Project”). This construction will be performed pursuant to an approved Construction Agreement.

C.          Borrower desires to borrow funds from Lender to enable it to (i) pay for certain outstanding accounts payable incurred and owing by Borrower, (ii) to assist with reimbursement of payments made by Borrower under a settlement agreement with Goodfellow Brothers, Inc., and (ii) complete installation of certain remaining Project infrastructure, the vertical construction of forty (40) residential condominium townhome units and certain common areas of the Project on the Land; provided, however Borrower has not been in material default, and provided, further that Borrower and Lender are able to agreement on the amount(s) and term(s) of same, Lender agrees to make a portion of the Loan available as a revolving facility, providing that net sales proceeds paid to Lender as partial release amount under this Loan Agreement may be re-advanced for construction of future phases of development on the Land.

D.          Lender has agreed to lend to Borrower an aggregate amount not to exceed TWELVE MILLION AND NO/100 UNITED STATES DOLLARS (US$12,000,000) on the terms and conditions contained in this Loan Agreement for such purposes.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants and promises of the parties and in further consideration for the making of the Loan, the parties hereto agree as follows:

1.0           DEFINITIONS

1.1          “Advance” means each and every advance of funds made by Lender to or for the account of Borrower pursuant to this Loan Agreement.

1.2          “Application for Advance” means any application for an Advance, in the form attached as Exhibit B (consisting of the Draw Request and the Draw Certificate) specifying:

(i)	the amount of Advance requested;

(ii)	the month in which the Advance is requested to be made;

and to which Borrower has attached the documentation required to be submitted pursuant to Section 4.3.

1.3          “Architect” means Walter Stewart Fullerton, and any successors or assigns thereof approved by Lender.

1.4          “Architect’s Agreement” means that certain Architect’s Agreement dated May 1, 2009, between Architect and Borrower which shall be collaterally assigned to Lender.

1.5          “Assignment of Construction Agreements” means that certain Assignment of Construction Agreements and the consent(s) to such assignments, the forms of which are attached as Exhibit C.

1.6          “Assignment of Architect’s Agreement” means that certain Assignment of Architect’s Agreement and the consent to such assignment, the forms of which are attached as Exhibit D.

1.7          “Assignment of Sales Contracts and Proceeds” means that certain Assignment of Sales Contracts and Proceeds to be executed by Borrower in favor of Lender in the form attached as Exhibit O.

1.8          “Borrower” means AINA LE`A, INC., a Delaware corporation, and EMERALD HAWAII SERVICES, INC., a Hawaii corporation, as Trustee under that certain unrecorded Aina Le`a Land Trust Agreement for Aina Le`a Land Trust No. 1, as amended and completely restated by unrecorded instrument dated July 7, 2011, a Hawaii land trust.

1.9          “Borrower’s Equity” means the total value of the Land, any amounts previously paid by Borrower on account of the design, development and construction of the Improvements, and any cash amounts (including amounts deposited by Borrower in the Borrower’s Funds Account) which, at any given time, have actually been contributed by Borrower to the Project.

1.10          “Borrower’s Funds Account” means the account established by Borrower with Bank of Hawaii and controlled by Lender pursuant to Sections 3.8 and 4.1.

1.11          “Budget” means the budget, Cash Flow schedule, and Disbursement Schedule prepared by Borrower, a copy of which is attached as Exhibit E, as it may be amended from time to time.

1.12          “Business Day” means any day on which the main branch of the Royal Bank of Canada in Toronto, Ontario, Canada is open for business.

1.13          “Cash Flow” means, as determined in accordance with GAAP and the Uniform System, all Gross Revenues minus all Expenses for the applicable Fiscal Year.

1.14          “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.15          “Commitment” means the commitment letter dated April 10, 2015, made by Lender and issued to Borrower with respect to the making of the Loan evidenced by this Loan Agreement and the other Loan Documents in an amount not to exceed Twelve Million United States Dollars (US$12,000,000), as that amount may be revised pursuant to this Loan Agreement.

1.16          “Completion” or “Completion of Construction” means completion of construction of the Improvements in accordance with the Plans and Specifications and this Loan Agreement, as evidenced by the delivery by Borrower to Lender of the documents set forth in Section 3.17.

1.17          “Completion Date” means the date on which Completion shall have occurred.

1.18          “Completion Guarantor” means Robert Wessels.

1.19          “Completion Guaranty” means the agreement to be executed by the Completion Guarantor to assure timely and lien free completion of construction of the Improvements in the form attached hereto as Exhibit G.

1.20          “Construction Agreements” means collectively (a) in and to that certain construction contract dated September 15, 2011 (the “Vertical Construction Contract”), entered into by and between Truestyle Pacific Builders, LLC (the “Vertical Contractor”), whereby Vertical Contractor contracts to construct and install the vertical Improvements in accordance with the approved Plans and Specifications, (b) that certain Standard Form of Agreement between Owner and Contractor for a Project of Limited Scope dated February 1, 2015, for Lulana Gardens at The Villages of Aina Le`a, (c) that certain Standard Form of Agreement between Owner and Contractor for a Project of Limited Scope dated February 1, 2015, for Offsite Waterline Improvements at The Villages of Aina Le`a. (d) that certain Standard Form of Agreement between Owner and Contractor for a Project of Limited Scope dated June 1, 2015, for Access Roadway Improvements for The Villages of Aina Le`a, and (e) that certain Standard Form of Agreement between Owner and Contractor for a Project of Limited Scope dated June 1, 2015, for Offsite Electrical Improvements for The Villages of Aina Le`a (collectively, the “Infrastructure Contracts”), each entered into by and between E.M. Rivera & Sons, Inc. (the “Infrastructure Contractor”), and Borrower. The Vertical Construction Contract and the Infrastructure Contracts shall all be assigned to Lender.

1.21          “Construction Documents” means the Construction Agreements, the Architect’s Agreement, and any other documents required to be delivered by any of such agreements, or required to be delivered under this Loan Agreement and related to the construction of the vertical and infrastructure improvements for each phase of the Project.

1.22          “Construction Loan Rate” means twelve and one-half percent (12.50%) per annum, calculated on the basis of a 360-day year and the actual days in each month, on the amounts advanced from time to time from the date of each Advance, until all outstanding balances are repaid, but in no event extending beyond the Maturity Date.

1.23          “Control” or “control” means, with respect to a Person that is a corporation, the rights to the exercise, directly or indirectly, of more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation, and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

1.24          “Days” or “days” means calendar days.

1.25          “Default Rate” means a rate of interest equal to five percentage points (5.0) above the then applicable interest rate under the Note.

1.26          “Deposit Account Control Agreement” means that certain Deposit Account Control Agreement between Aina Le`a, Lender and Bank of Hawaii, in the form attached as Exhibit F.

1.27          “Disbursement Schedule” means that certain schedule of disbursements to be made by Borrower in connection with the construction of the Project, as approved by Lender, from time to time.

1.28          “Environmental Indemnity Agreement” means that certain unsecured Environmental Indemnity Agreement, the form of which is attached hereto as Exhibit H.

1.29          “Environmental Laws” means collectively and without limitation, any federal, state or local law, statute or ordinance or regulation pertaining to health, industrial hygiene or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 through 2629, the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Safe Drinking Water Act, 42 U.S.C. Sections 300f through 300j.

1.30          “Escrow Agreement” means collectively any and all project escrow agreements, including any and all modifications and extensions thereof now or hereafter entered into by Borrower with a Hawaii licensed escrow company (the “Escrow Agent”) with respect to any phase of the condominium projects to be developed by Borrower on the Property).

1.31          “Event of Default” shall have the meaning ascribed to it in Section 8.1 herein below.

1.32          “Event of Eminent Domain” means an event during or as a result of which, with or without compensation, any governmental authority, or any other instrumentality thereof, shall take possession of, condemn, seize or otherwise appropriate all or a material portion of the Property or the Project, or shall assume control over the affairs or the operations of all or a material portion of the Property or the Project.

1.33          “Expenses” means, without duplication, (a) all reasonable expenses actually incurred by Borrower with respect to the ownership, supervision, management, operation, sale, maintenance and occupancy of the Project determined in accordance with GAAP; (b) real and personal property taxes and special assessments; (c) sales, use, gross receipts or transaction privilege taxes; (d) insurance costs; and (e) interest paid to Lender under this Loan Agreement.

1.34          “Extension Notice” shall have the meaning ascribed to it in Section 2.1.3 hereof.

1.35          “Extension Option” shall have the meaning ascribed to it in Section 2.1.3 hereof.

1.36          “Extension Term” shall have the meaning ascribed to it in Section 2.1.3 hereof.

1.37          “Final Advance” means the final advance in connection with construction of the Improvements pursuant to Section 4.7 hereof.

1.38          “Fiscal Year” means each twelve (12) month period beginning on January 1st and ending on the next December 31st, except that the first Fiscal Year of Borrower shall commence on the date of the Initial Advance and shall end on the 31st day of December of the year in which such Advance is made and the last Fiscal Year of Borrower shall commence on January 1st of the year in which the Maturity Date occurs and shall terminate on the Maturity Date.

1.39          “Force Majeure” or “force majeure” shall mean proven delay of the type described in Section 10.12.

1.40          “GAAP” means generally accepted accounting principles calculated on a cash basis and applied on a consistent basis to the business of Borrower.

1.41          “Gross Revenues” means all gross income, rentals, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of Borrower, its agents or employees from any and all sources, resulting from or attributable to the ownership, sale, leasing and occupancy of the Project determined in accordance with GAAP.

1.42          “Guarantor” means Robert Wessels.

1.43          “Guaranty” means the agreement to be executed by the Guarantor to (a) guaranty timely repayment of the Loan, and (b) assure timely performance and observance of all other terms, conditions, and obligations of Borrower under the Loan Agreement in the form attached hereto as Exhibit I.

1.44          “Escrow Agent” means collectively Old Republic Title & Escrow of Hawaii, Inc. or any successor or assign thereof acceptable to Lender.

1.45          “Hazardous Substances” means without limitations:

(a)          Those substances included now or in the future within the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances” or “solid waste” under the Environmental Laws;

(b)          Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR 302 and amendments thereto); and

(c)          Such other substances, materials and wastes which are now or in the future regulated or classified as hazardous or toxic under applicable Environmental Laws.

1.46          “Improvements” means those certain improvements heretofore and hereafter made to Phase 1, Phase 1, and Phase 3 of the Lulana Gardens condominium projects, respectively, containing 40 residential condominium townhome units, and associated landscaping, fixtures, furnishings and other real and personal property described in the Plans and Specifications or Budget, and which forms a portion of the Villages of Aina Le`a master planned development.

1.47          “Infrastructure Contractor” means E. M. Rivera & Sons, Inc., a Hawaii corporation, and any successor or assigns thereof approved by Lender.

1.48          “Initial Advance” means the first Advance made to Borrower pursuant to the terms of this Loan Agreement by Lender.

1.49          “Inspecting Engineer” means the inspecting engineer or construction manager designated by Lender with written notice to Borrower.

1.50          “Interest Adjustment Date” means the first (1st) or fifteenth (15th) day of the month immediately following the Initial Advance.

1.51          “Interest Payment Date” means the first (1st) or fifteenth (15th) day of each month following the Initial Advance, through and including the Maturity Date.

1.52          “Interest Period” means with respect to any portion of the aggregate amount advanced by Lender, the period beginning on and including the date of the Advance or the day following the last day of the prior period applicable to such amount, as the case may be, and subject to the terms and conditions of this Loan Agreement.

1.53          “Land” means that certain real property located at Waikoloa, South Kohala, Island, County and State of Hawaii, more particularly described in Exhibit A.

1.54          “Leases” means all leases and occupancy agreements (if any), and all amendments and extensions and renewals thereof or thereto, covering all or any portion of the Project or the Improvements.

1.55          “Lender” means Romspen Investment Corporation, a corporation established under the laws of the Province of Ontario, Canada, and its successors and assigns.

1.56          “Lessees” means all lessees (or permitted assignees or subtenants at any level thereof) under Leases and all other tenants or occupants of the Project.

1.57          “Loan” means the aggregate of all amounts owed by Borrower to Lender under this Loan Agreement.

1.58          “Loan Agreement” means this Loan Agreement.

1.59          “Loan Documents” means the Security Documents, the Note and this Loan Agreement, and any amendments thereto and any other documents entered into or delivered in connection with the Loan.

1.60          “Materials” means any building supplies, equipment, fixtures, finished or unfinished goods or any other items used or to be used in connection with the completion of the Improvements or incorporated into the Improvements.

1.61          “Maturity Date” means the earlier of: (a) the date of any accelerated maturity of the Note; or (b) the Business Day immediately prior to the second (2nd) year anniversary of the Interest Adjustment Date, unless Borrower has exercised one of its Extension Options.

1.62          “Mortgage” means that certain Real Property Mortgage, Security Agreement and Financing Statement to be executed by Borrower, as mortgagor, in favor of Lender, as mortgagee, in the form attached as Exhibit J, and which Mortgage shall be a first lien mortgage encumbering Borrower’s fee simple interest in the Land and the Project, which Mortgage shall be subject only to such exceptions to title as are satisfactory to Lender.

1.63          “Net Sales Revenues” means the actual gross sales prices paid by the purchasers of the individual Units in the Improvements less any portion of the purchasers’ deposits which were used to pay for construction costs, approved real estate sales commissions, escrow fees and other regular and customary closing costs and expenses payable by Borrower in accordance with the individual Unit Sales Contracts.

1.64          “Note” means the promissory note to be executed by Borrower in favor of Lender in the form attached as Exhibit K evidencing the Loan made by Lender, and any replacement, substitution, modification, renewal or amendment thereof.

1.65          “Opinion of Counsel” means the opinion of counsel for Borrower in form and substance satisfactory to Lender.

1.66          “Person” means an individual, partnership, corporation, trust, unincorporated association, or other entity or association.

1.67          “Plans and Specifications” means those certain plans and specifications prepared by Architect covering the Improvements, as they may be amended from time to time pursuant to this Loan Agreement, all of which are incorporated herein by reference and a copy of which have been lodged with Inspecting Engineer.

1.68          “Project” means, collectively, the Property and any rights and easements benefitting the Property.

1.69          “Project Costs” means any and all costs reasonably incurred in connection with the development of each phase of the Project in accordance with the Budget.

1.70          “Project Documents” means the Loan Documents, the Security Documents, the Construction Documents and any other document executed by Borrower or on behalf of Borrower in connection with the acquisition, planning, construction, development, marketing and sale of the Project.

1.71          “Property” means the Land and any and all Improvements thereon.

1.72          “Repayment Account” means the bank account or accounts designated from time to time by Lender as the account into which payments by Borrower to Lender under the Loan Agreement shall be made.

1.73          “Sale” means, collectively, the sale, assignment, transfer, conveyance or other disposition of each phase of the Project or any part thereof or interest therein (excluding Leases for terms of less than ten (10) years for occupancy purposes only but including any conveyance as a result of or in lieu of condemnation).

1.74          “Sales Contract” or “Sales Contracts” means the sales contract or contracts approved as to form and content by Lender for the sale of Units in any phase of the Project.

1.75          “Section” means a section or subsection of this Loan Agreement, unless the context requires otherwise.

1.76          “Security Documents” means the Mortgage, the Assignment of Architect’s Agreement, the Assignment of Construction Agreements, the Environmental Indemnity Agreement, the Assignment of Sales Contracts and Proceeds), and any other security documents of whatever kind relating to this Loan Agreement.

1.77          “Specified Completion Date” means the date for substantial completion of the first forty (40) townhomes on the Land, being the date occurring twelve (12) months after the date of this Loan Agreement, subject to Force Majeure. It is understood that the Specified Completion Date applies only to the forty (40) townhome units and that portion of the infrastructure being constructed by the Infrastructure Contractor under the Infrastructure Contracts which is required for issuance of certificates of occupancy by the County of Hawaii of the forty (40) townhome units.

1.78          “Term” means the period from the date of the Note to the Maturity Date.

1.79          “Title Company” means collectively Old Republic Title & Escrow of Hawaii, Inc. or any successor or assign thereof acceptable to Lender.

1.80          “Title Policy” means that certain title insurance policy with respect to the Property, conforming in form and substance with the criteria specified in Section 4.4(e) herein below, issued by Title Company in favor of Lender.

1.81          “Total Gross Sales Revenues” means the aggregate of all gross sales prices paid by purchasers of the residential condominium townhome units in the Villages at Aina Le`a – Phase I condominium project in accordance with the individual sales contracts for such residential condominium townhome units.

1.82          “Unit” or “Units” means individually or collectively the individual residential condominium townhome units to be developed and constructed on the Land.

1.83          “Vertical Contractor” means Truestyle Pacific Builders, LLC, a Hawaii limited liability company, and any successors or assigns thereof approved by Lender.

2.0           AMOUNT AND ALLOCATION OF LOAN

2.1          Commitment. Subject to the limitations contained in Sections 2.1.2 and 2.1.3, Lender commits to make Advances from time to time in accordance with the provisions of this Loan Agreement, up to an aggregate amount not to exceed Twelve Million and No/100 United States Dollars (US$12,000,000).

2.1.1          Legal Requirements of Lender. The Commitment contained in Section 2.1 is expressly contingent upon Lender’s ability to lawfully make the Loan pursuant to the governmental laws and regulations of the United States of America and the State of Hawaii. If, for any reason, Lender is unable to make the Loan due to governmental regulations or the laws of the United States of America or the State of Hawaii, then Lender shall be entitled to withdraw its Commitment and thereby be relieved of any obligation or liability to Borrower under this Loan Agreement to further fund the Commitment.

2.1.2          Expiration of Commitment. The Commitment contained in Section 2.1 shall expire on the earliest to occur of:

(a)          The Final Advance;

(b)          The Maturity Date;

(c)          Borrower’s election to repay the Loan in full in accordance with this Loan Agreement; or

(d)          The date Borrower becomes obligated to repay the Loan in full in accordance with this Loan Agreement,

unless Borrower exercised the Extension Option pursuant to Section 2.1.3 hereof. Lender shall have no obligation to make further Advances after the expiration date of the Commitment.

2.1.3          Extension of Commitment.  Borrower shall have the option (the “Extension Option”) to extend the Term of the Commitment contained in Section 2.1 for two (2) additional six month periods (each, an “Extension Term”), which Extension Terms shall commence on the date immediately succeeding the Maturity Date, or if one (1) Extension Term has already been exercised, upon the date immediately succeeding the end of the six (6) month anniversary of the Maturity Date, provided that:

(a)           this Loan Agreement shall not have been previously terminated; and

(b)           no Event of Default shall have occurred and be continuing (i) on the date Borrower gives Lender written notice (the “Extension Notice”) of Borrower’s election to exercise the Extension Option; and (ii) on the Maturity Date.

Such Extension Option shall be exercisable by Borrower only by delivery of the Extension Notice to Lender at least thirty (30) days’ prior to the Maturity Date, together with payment of an extension fee equal to one percent (1%) of the Loan amount for each Extension Option so exercised.

              2.2           Advances shall be effected as herein provided.

2.2.1           Minimum Advance; Increments. The amount of each Advance (other than the Advance which exhausts the Commitment of Lender) made by Lender pursuant to any Application for Advance shall be not less than Two Hundred Thousand United States Dollars (US$200,000), unless otherwise agreed by Lender.

2.2.2           Notices of Requests for Advances. Borrower shall notify Lender as provided in Section 10.3 at least ten (10) Business Days in advance of the date of a required Advance and shall concurrently therewith submit to Lender and Inspecting Engineer a complete Application for Advance. An Application for Advance shall be irrevocable unless and to the extent Lender agrees otherwise.

2.2.3           Procedure for Advances.  So long as:

(a)           No Event of Default has occurred and is continuing;

(b)           The conditions specified in Sections 4.3, 4.4, 4.5, 4.6 and 4.7, as applicable, have been satisfied; and

(c)           The Budget has not been modified without the prior written consent of Lender having been obtained as provided in Section 3.7 hereof;

Provided that Borrower has timely provided all required information and satisfied the conditions to each Advance at the time of Borrower’s submission of the Request for Advance, then, Lender agrees to make Advances and agrees to notify Borrower when such Advance(s) will be made, which shall not be later than ten (10) business days thereafter. Further, prior to any Advance being made, Inspecting Engineer or Lender shall have determined whether the Application for Advance is complete and whether all other conditions precedent to the proposed Advance capable of being met by such date have been met. If Inspecting Engineer or Lender determines that the Application for Advance is incomplete or that all such conditions precedent to the Advance have not been met, it shall forthwith notify Borrower of the deficiency. If Inspecting Engineer determines that all such conditions are met, it shall immediately notify Lender. Upon determining that all such conditions have been met, Lender shall make its Advance into the Borrower’s Funds Account on the Advance date in immediately available funds; provided that in the meantime no Event of Default shall have occurred and be continuing, and there is no failure of any condition precedent to such Advance as of the Advance Date. If after Lender or Inspecting Engineer determines that the Application for Advance is complete and that the conditions precedent thereto have been met, and subsequently an Event of Default or failure of any condition precedent occurs, then Borrower shall be liable to Lender for any and all loss, costs, penalty, claim or other charges suffered or incurred by Lender in connection with their arrangements for such Advance.

2.2.4           Frequency and Timing of Advances. Advances shall be made not more than once monthly.

2.2.5           Retainage. The amount of each Advance requested by Borrower hereunder prior to and including the Final Advance shall be one hundred percent (100%) of professional services and other non-lienable charges earned for the construction of the Improvements and not more than ninety percent (90%) on an aggregate basis of the value of lienable charges earned for the construction of the Improvements, as approved on the General Contractor’s Application and Certificate for Payment, until satisfaction of the conditions for the Final Advance set forth in Section 4.7. All sums retained by Lender under this provision shall be disbursed to Borrower upon satisfaction of the conditions for Final Advance set forth in Section 4.7.

2.2.6           Materials Stored Off-Site. Lender has no obligation to make Advances for the cost of materials stored off-site, other than for amounts not exceeding amounts invoiced to General Contractor, and then only if:

(a)           Lender has obtained a perfected first lien security interest in the materials;

(b)           The material supplier has waived all applicable materialmen’s and other similar liens with respect thereto; and

(c)           Lender has received evidence, reasonably satisfactory to Lender, that the materials are adequately stored in warehouses on the Island of Hawaii or under adequate cover (if the materials are perishable), segregated, identified, safeguarded and insured (under policies naming Lender as loss payee) against loss, damage, theft or conversion for use on projects other than the Project.

2.3           Interest Periods.  Except in the case of prepayment as provided in Section 2.5.3 hereof, interest shall be payable on the Interest Payment Date, and on the Maturity Date.  Each Interest Period shall be from and including the date of the Advance or the day following the last day of the prior period applicable to such amount, as the case may be, or the Maturity Date.

2.4	Interest.

2.4.1           Accrual. Interest on the outstanding principal amount under the Note shall accrue from the date the respective Advance is made until the Note is paid.

2.4.2           Rate. Except as provided in Section 2.4.4 hereof, the rate of interest on the Loan during the Term shall be at the Construction Loan Rate, but in no event extending beyond the Maturity Date.

2.4.3           Payment. Except as otherwise provided in this Loan Agreement or in the Note, interest on the Loan to which the Construction Loan Rate is applicable shall be payable on the Interest Payment Date, the first of such payments to be made one (1) month from the Interest Adjustment Date. Interest shall be payable monthly in arrears on the same day of each and every month throughout the Term.  The Lender may, at its sole discretion, deduct interest accrued to the date of any Advance from the proceeds of such Advance. Lender shall be entitled to deduct from the Initial Advance, interest from the date of Initial Advance to the Interest Adjustment Date.

2.4.4           Late Payment Charge and Default Rate. If any monthly installment or other payment under the Loan shall remain overdue for a period of three (3) business days after the same becomes due and payable thereunder, Borrower shall pay to Lender a late charge in an amount equal to five percent (5.0%) of the overdue amount. If any default in payment shall continue for more than thirty (30) days after written notice by Lender to Borrower of such default, interest shall be payable on the whole of the outstanding principal amount of the Loan from the date of such default until such default is cured at the Default Rate.

2.5	Payments.

2.5.1           Time of Payment. Borrower shall make each payment of principal and interest to the appropriate Repayment Account(s) not later than 1:00 p.m. (Toronto, Canada time) on the day when due in lawful money of the United States of America in immediately available funds. All principal, accrued interest, and other charges payable under this Loan Agreement, if not sooner paid, shall be paid in full on the Maturity Date.

2.5.2           Form of Payment. Borrower shall remit each payment of principal and interest via an automatic debit service.

2.5.3           Principal Prepayment. Except as otherwise provided herein, and provided no Event of Default shall have occurred, Borrower has the right to repay all of the outstanding Loan prior to the Maturity Date, upon not less than one (1) month’s prior written notice to Lender, and upon payment of a bonus equal to one (1) month’s additional interest. No bonus interest shall be required to be paid if repayment is made during an Extension Term.

In the event that Borrower notifies Lender of a prepayment in full, but does not for any reason make the prepayment specified in the notice, such failure shall not constitute an Event of Default, but Borrower shall be liable to Lender for Lender’s reasonable expense incurred by reason of Borrower’s failure to prepay as noticed. Borrower shall be liable to Lender for any and all loss, costs, penalty, damage or other charges reasonably suffered or incurred by Lender as a result of any prepayments made with respect to the Loan prepaid on any date other than the Interest Payment Date for the Loan. Nothing in this Section 2.5.3 shall be construed to authorize Borrower to borrow any amounts from Lender or third parties other than as authorized elsewhere in this Agreement.

2.5.4           Computation. All computations of interest shall be made by Lender on the basis of a year containing 360 days, by multiplying the applicable interest rate by a fraction, the numerator of which shall be the number of days that have elapsed during the Interest Period for which such computation is made (including the first day of such Interest Period but excluding the payment date for such Interest Period) and the denominator of which shall be 360.

2.6           Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note by Borrower shall be stated to be due on a day other than a Business Day, such payment shall be made on the Business Day immediately following that non-Business Day, provided, however, that if such payment is due on a non-Business Day which is a day of the month after which no further Business Days occur in such month, then such payment shall be made on the immediately preceding Business Day.

2.7           Taxes. If:

(a)           Borrower is required by any United States federal, state, county, municipal or other local law to make any deduction or withholding from any sum payable by Borrower to Lender hereunder; or

(b)           Lender is required by any such law to make any payment, on account of tax (other than tax on its overall net income) or otherwise, on or in relation to any amount received or receivable by Lender hereunder;

       Then the sum payable by Borrower in respect of which that deduction, withholding or payment is required to be made shall be increased to the extent necessary to ensure that (after the making of such deduction, withholding or payment) Lender receives and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to the sum that it would have received and so retained had no such deduction, withholding or payment been made.

Nothing in this Loan Agreement shall prohibit Borrower from deducting from such payments amounts (the “Withholding Amounts”) for taxes which Borrower is required to withhold with respect to such payments by any existing or future law, rule, regulation or treaty; provided that:

                                 (a)          All amounts withheld by Borrower as provided in the immediately preceding clause and not remitted to, or to the credit of, the appropriate governmental authority within thirty

(30) days of the due date prescribed under such law, rule, regulation or treaty for such remittance; and

(b)           All amounts improperly, erroneously or mistakenly withheld, shall be paid forthwith to Lender together with interest thereon at the Default Rate accruing from the date such payment, from which said amounts were withheld, was due under this Loan Agreement to the date said amounts are received in full by Lender.

All stamps and documentary taxes, or costs of a similar nature shall be paid by Borrower. If, notwithstanding the foregoing, Lender pays such taxes, Borrower will reimburse Lender, on demand, for the amount paid so that the net amount to be received by Lender shall be equal to the amount of such taxes.  Borrower will deliver to Lender official tax receipts or other evidence of payment of all taxes.

Lender reserves the right to require the establishment of a tax reserve by way of monthly payments representing the Lender’s estimate of one twelfth (1/12) of the annual taxes payable.

2.8           Untimely Payments. If at any time and for any reason an amount is received by Lender on a date other than the date when that amount is due, and Lender thereby incurs any loss, costs, penalty or other damage, as a result of such untimely payment, Borrower shall reimburse Lender for such losses, costs, penalties and damages. Lender agrees to take reasonable steps to minimize Lender’s damages. Such reimbursements shall be payable within thirty (30) days of notice from Lender and shall bear interest at a rate equal to the interest rate applicable to the amount which was paid untimely.

2.9           Loan and/or Loan Placement Fees. Upon the Initial Advance under the Loan, Borrower shall pay (a) an administration fee of US$1,000.00, (b) a Lender’s fee of US$360,000.00, a Borrower’s broker’s fee of US$240,000.00, (d) an insurance risk management fee of US$1,000.00, and (e) the Lender’s Advance fee of US$1,000.00 per Advance.

2.10           Change in Circumstances.

2.10.1           Illegality.  If at any time Lender reasonably and in good faith determines that it is or will become unlawful or contrary to any directive of any competent agency of the United States or State of Hawaii for it to allow all or part of its Commitment to remain outstanding, to make, fund, renew or allow to remain outstanding all or part of the Loan, to carry out all or any of its other obligations under this Loan Agreement, or to charge or receive interest at the rate applicable (collectively or separately, “Illegality”), then Lender may, to the extent of the Illegality, by notifying Borrower in writing, accompanied by a written opinion of competent counsel admitted to practice in such jurisdiction, cancel its Commitment (if any) to the extent necessary to eliminate or avoid such Illegality.

2.10.2           Increased Costs.

(a)           If Lender determines in good faith that as a result of the introduction of or any change in, or in the interpretation or application of, any law; or compliance by Lender with any directive of any competent agency of any national, state, or local government:

(i)           The cost to Lender of maintaining all or any part of its Commitment or of making, maintaining or funding all or any part of its Advance or overdue sum is increased (except on account of tax on its overall net income); or

(ii)           Any sum received or receivable by Lender under this Loan Agreement or the effective return to it under this Loan Agreement is reduced (except on account of tax on its overall net income); or

(iii)           Lender makes any payment (except on account of tax on its overall net income) or foregoes any interest or other return on or calculated by reference to the amount of any sum received or receivable by it under this Loan Agreement;

Borrower shall indemnify Lender against that increased cost, reduction, payment of foregone interest or other return (except to the extent that Borrower is liable otherwise to compensate it therefor under this Loan Agreement) and, accordingly, shall from time to time on demand (whenever made) pay to Lender the amount certified by it to be necessary to so indemnify it.

(b)           Lender agrees that it will notify Borrower of any such increased cost as soon as reasonably practicable after Lender becomes aware of the same.

(c)           If, at any time, any additional amount becomes or will become due from Borrower to Lender under this subsection, the same shall be paid by Borrower within ten (10) Business Days’ after written notice by Lender. In the event such payment is not made, an Event of Default shall be deemed to have occurred.

2.10.3           Currency Exchange Loss. All monetary amounts expressed in this Loan Agreement and the Loan Documents are in United States Dollars. Borrower agrees to pay any additional amount to Lender in the event that Lender incurs any currency exchange losses when the Loan is repaid at any time and then converted to Canadian Dollars by the Lender under such repayment.

2.11           Security for Loan.  The Loan, the Note and the payment of all interest and fees under this Loan Agreement shall be secured by:

(a)           A first priority perfected mortgage lien encumbering Borrower’s fee simple interest in the Land and the Project, in the amount of Twelve Million United States Dollars (US$12,000,000);

(b)           A first priority perfected lien on the personal property and fixtures located on the Project, granted by the Mortgage and evidenced by the Mortgage and UCC-1 Financing Statements;

(c)           A first “all assets” security agreement encumbering all of the personal and real property of the Borrower, including, without limitation, goods, chattel paper, documents, accounts, intangibles, securities, monies, books and records and all replacements of, substitutions for and increases, additions and accessories to the foregoing and proceeds thereof, present and future in the form attached hereto as Exhibit Q and made a part hereof;

(d)           A security agreement to secure Guarantor’s obligations to Lender under the Guaranty, the Completion Guaranty and the Environmental Indemnity Agreement, encumbering all personal property of the Guarantor, including, without limitation, goods, chattel paper, documents, accounts, intangibles, securities, monies, books and records and all replacements of, substitutions for and increases, additions and accessories to the foregoing and proceeds thereof, present and future in the form attached hereto as Exhibit R and made a part hereof

(e)           An acknowledgment of the status and terms of any contracts affecting or with respect to the Project or Land including, without limitation, any pertaining to ownership, insurance, shared facilities, passageway agreements or other similar matters specifically, but without limitation, confirming the good standing of such contracts and the rights of the Lender under its security;

(f)           An assignment of the Plans and Specifications, the Construction Agreement, as evidenced by the Assignment of Construction Agreement attached hereto as Exhibit C, and the Architect’s Agreement, as evidenced by the Assignment of Architect’s Agreement attached hereto as Exhibit D, and UCC-1 Financing Statements;

(g)           An assignment of all sales agreements and escrow deposits relating to all Units in the Improvements, as evidenced by the Assignment of Sales Contracts and Proceeds in the form attached hereto as Exhibit O;

(h)           An assignment of all insurance policies with respect to the Project and the Land, together with all proceeds and benefits therefrom;

(i)            If deemed necessary by Lender, written confirmation that neither Borrower or Guarantor has sought nor caused the repayment of any loans, indebtedness, distributions of income and/or capital owing or due by Borrower or its affiliates to any stockholders of Aina Le`a, Inc., or any trustees and beneficiaries of Aina Le`a Land Trust No. 1 prior to full repayment of the Loan;

(j)            A first ranking pledge of all issued shares of stock which are beneficially owned by Guarantor (and any other options or securities or that have share conversion privileges) in Aina Le`a, Inc., in the form of the Stock Pledge Agreement attached hereto as Exhibit S;

(k)           If deemed necessary by Lender, a Subordination and Standstill Agreement to be executed by any lien or similar interest holder affecting the Land or the Project, provided that Borrower has first obtained the written consent of Lender to such lien or the placement of such interest;

(l)            The Collateral Account Agreement, attached hereto as Exhibit F;

(m)          The Completion Guaranty, attached hereto as Exhibit G;

(n)           The Environmental Indemnity Agreement, attached hereto as Exhibit H;

(o)           The Guaranty, attached hereto as Exhibit I; and

(p)           An assignment of all other major contracts connected with the construction and operation of the Improvements and such other security interests and loan documentation of whatever kind as may be reasonably requested by Lender with respect to the Project, as evidenced by the appropriate security agreement and UCC-1 Financing Statements.

2.12           Monitoring Bank. Lender may (but is not obligated to) select and retain a bank located and authorized to do business in the State of Hawaii, at Borrower’s expense, as monitoring bank for the purpose of managing the financial and administrative aspects of the Loan and the construction of the Improvements, and advising Lender of all matters related thereto. If a Hawaii monitoring bank is selected and retained by Lender, Lender shall provide prompt written notice to Borrower of the name, address and contact person of the monitoring bank and authorizing Borrower to provide to the monitoring bank such information regarding the Project as Lender shall approve and the bank may request.

3.0	CONSTRUCTION OF IMPROVEMENTS

3.1           Construction. Borrower shall exercise its best efforts in good faith to assure that General Contractor and all subcontractors diligently proceed with construction of the Improvements pursuant to the Construction Agreement and in accordance with the Plans and Specifications, and diligently prosecute to completion all such work in a good and workmanlike manner. Completion of Construction shall occur not later than the Specified Completion Date, subject to Force Majeure.

3.2           Approval of Additions to and Changes in Plans and Specifications.

3.2.1           Changes Requiring Approval. No material additions or supplementary sheets shall be made or added to the Plans and Specifications without the prior written approval of Inspecting Engineer acting on behalf of Lender, which approval shall not be unreasonably delayed or withheld. Borrower shall notify Inspecting Engineer in writing of all material changes and proposed changes in the Plans and Specifications. Such notification shall be delivered to Inspecting Engineer in sufficient time before the changes are scheduled to be incorporated in the work, so that they may be evaluated reasonably by Inspecting Engineer and Lender. Borrower shall obtain the prior written approval of Lender which approval shall not be unreasonably delayed or withheld, of any change in the Plans and Specifications that has an estimated increase or decrease in Project costs of Two Hundred Fifty Thousand United States Dollars (US$250,000) or more, with respect to any one change, or Five Hundred Thousand United States Dollars (US$500,000) or more, with respect to all changes in the aggregate or would result in a material change in the square footage of any space or in the structural composition of the Improvements.

3.2.2           Condition of Approval. As a condition to any approval by Inspecting Engineer or Lender under Section 3.2.1, Lender may require reasonable confirmation from General Contractor, any subcontractor, or any other person who may claim a right to payment by reason of performance of the work, that performance of the work shown on the Plans and Specifications if amended pursuant to the proposed changes shall not increase the total construction cost of the Improvements to an amount in excess of the total construction costs for the Project as reflected on the approved Budget as the same may be amended or modified from time to time. If in Lender’s reasonable judgment it appears that the proposed changes would increase the total construction cost of the Improvements, Lender may, in its sole discretion, condition its approval upon Borrower depositing the total amount of the estimated increase in the Borrower’s Funds Account, which sum shall be deposited within thirty (30) days following request therefor.

3.2.3           Agreement of General Contractor. Borrower shall obtain General Contractor’s agreement to terms substantially as contained in this Section 3.0. All contracts relating to the construction of the Improvements entered into by Borrower shall, to the extent reasonably possible, contain provisions implementing the provisions of this Section 3.0. Borrower (and General Contractor by executing the consent to assignment of the Construction Agreement) acknowledge(s) that the process of obtaining the information and confirmations reasonably needed to enable Inspecting Engineer to approve additions to or changes in such Plans and Specifications may cause delays. Borrower (and General Contractor by executing the consent to assignment of the Construction Agreement) agree(s) to cooperate diligently with Inspecting Engineer in obtaining any information required.

3.3           Lists and Approval of Subcontractors and Materialmen. Borrower shall no later than five (5) Business Days prior to the Initial Advance and thereafter within five (5) Business Days following its receipt of written request by Lender or Inspecting Engineer, furnish to Lender and Inspecting Engineer lists that are accurate in all material respects of all major subcontractors and materialmen employed or to be employed in connection with the construction of the Improvements. A subcontractor is “major” if its contract (or the contract of any affiliate of said subcontractor) is for One Hundred Thousand Dollars (US$100,000) or more. Such list shall show the name, address and telephone number of each such subcontractor, a general statement of the nature of the work to be done, a copy of the written agreement pursuant to which such work is to be performed, the labor and materials to be supplied, the names of materialmen, if known, and the actual cost of the contract or, if not firm contracts, an approximate dollar value of the labor or work with respect to each. Lender shall have the right to disapprove any subcontractor or materialman so named whom Lender, in Lender’s reasonable good faith determination, deems to be financially unqualified. Lender’s failure to disapprove a subcontractor or materialman shall not constitute a warranty or representation by Lender that any subcontractor or materialman not disapproved is qualified. Borrower or General Contractor may requalify a subcontractor disapproved by Lender if a payment and performance bond in the full contract amount is obtained from a company approved by Lender, which approval shall not unreasonably be withheld.

Lender shall have the right, upon forty-eight (48) hours prior notice to Borrower (or forthwith in the event of an emergency), to contact directly General Contractor or any major subcontractor and materialman to verify the facts disclosed by the list or any other relevant matter. Borrower shall notify Lender of any material changes in the list of major subcontractors delivered to Lender within ten (10) days of the time Borrower learns of the occurrence of any such change. Each contract entered into by Borrower or General Contractor with a major subcontractor or materialman shall require such subcontractor or materialman to disclose to Lender information sufficient to make possible Lender’s reasonable verification of the financial qualifications of the subcontractor or materialman.

3.4           Purchase of Materials Under Conditional Sales Contracts. No Materials or any other part of the Improvements shall be purchased or installed under any security agreement or other arrangement unless reasonably authorized in writing by Lender. Borrower shall:

(a)           Maintain ownership of all Materials, subject to no lien, security interest, mortgage or pledge, other than those in favor of Lender;

(b)           Store and maintain all Materials in a commercially reasonable manner, including usual and customary protection against theft and damage; and

(c)           Insure such Materials for the full replacement value thereof, under an insurance policy naming Lender as loss payee and additional insured.

3.5           Compliance With Applicable Laws. All work performed in connection with the Improvements shall comply with all applicable laws, ordinances, rules and regulations of the United States and any state, county, municipal or local governments or agencies now in force or that may be enacted hereafter, and with all directions, rules and regulations of the fire marshal, health officer, building inspector or other officers of every such governmental agency now having or hereafter acquiring jurisdiction over the Project and construction of the Improvements.

3.6           Inspection. Lender and Inspecting Engineer, acting through their respective officers, agents, consultants or employees, shall have the right at all reasonable times during regular business hours (and at any time in the event of an emergency), to enter upon the Property and inspect the construction work to determine that it is in conformity with the Plans and Specifications and all of the requirements of the Loan Documents.

3.6.1           Retention of Inspecting Engineer. Lender shall have the right to retain, at Borrower’s expense, an Inspecting Engineer prior to, during and after the construction period to inspect the work and to determine Borrower’s compliance with the provisions hereof and otherwise to provide assurance to Lender that the construction is progressing according to the Plans and Specifications and within and pursuant to the Budget and to perform such other duties as Lender may specify to provide any assurance reasonably required by Lender.

3.6.2           Inspection and Monitoring. During the course of construction, Inspecting Engineer shall inspect and monitor construction and review the report of Borrower’s soils engineer prior to the trenching for the foundations with respect to the adequacy of soils conditions for the Improvements. Inspecting Engineer shall, at Lender’s option, monitor all foundation work and make sufficient inspections during construction to determine, and thereafter certify to Lender in writing, that the Improvements have been completed in accordance with the requirements set forth in this Loan Agreement.

3.6.3           Reports on Change Orders. Inspecting Engineer shall prepare a report on change orders of more than Two Hundred Fifty Thousand United States Dollars (US$250,000.00) in magnitude and on change orders which in the opinion of Inspecting Engineer are part of a group of changes the magnitude of which aggregate in excess of Five Hundred Thousand United States Dollars (US$500,000.00) or would delay the Completion beyond the Specified Completion Date. Inspecting Engineer shall submit such report to Lender within three (3) Business Days of Inspecting Engineer’s receipt of said change order. The report shall recommend approval or denial of the change order and a copy of the report shall be provided to Borrower by Inspecting Engineer. If the report recommends denial of any such change order, the report shall set forth the specific reasons therefor. Inspecting Engineer shall also issue such special reports, from time to time, for Lender as Lender may reasonably request.

3.6.4           No Duty to Approve, Inspect or Supervise. Neither Inspecting Engineer nor Lender shall have any duty to approve General Contractor, or any subcontractor or any materialman. Neither Inspecting Engineer nor Lender shall have any duty to inspect the records of General Contractor or any subcontractor or materialman, to supervise the work or construction, or to inspect Borrower’s books, and any such inspection is for the sole purpose of preserving Lender’s rights hereunder.

3.6.5           No Waiver. Failure of Inspecting Engineer or Lender to perform any of the foregoing shall not constitute a waiver of any default of General Contractor or Borrower then existing, nor shall it constitute a representation by Inspecting Engineer or Lender that there has been or will be compliance with the Plans and Specifications or that the construction is free from defective materials or workmanship.

3.7           Budget.

3.7.1           Cost Breakdowns. All disbursements will be based upon a detailed breakdown of the cost of construction of the Improvements and any financing, development or other costs included in the Budget. The initial Budget approved by Lender is attached as Exhibit F to this Loan Agreement. On or before the twentieth (20th) day of each calendar month thereafter, Borrower shall deliver to Inspecting Engineer and Lender detailed line-item statements showing expenditures to date, reconciled with the Budget. Lender reserves the right to approve or disapprove any revised cost breakdowns or amendments to the Budget in its reasonable discretion.

3.7.2           Cost Increases. In the event that Borrower becomes aware of any change in the Budget which would increase the total cost of construction of the Improvements shown on the attached Budget, as the breakdown is revised from time to time with the approval of Lender or otherwise in accordance with this Loan Agreement, Borrower shall immediately notify Lender in writing and promptly submit to Lender for Lender’s approval a revised cost breakdown. No further disbursements need be made by Lender unless and until the revised cost breakdown is approved by Lender.

3.7.3           Cost Savings. Savings from any line item in the cost breakdown may be applied to supplement another line item designated by Borrower with Lender’s prior approval if such savings are:

(a)	Not achieved through diminishing the quality of the Improvements; and

(b)	supported by evidence satisfactory to Lender;

Provided, however, that Lender’s approval shall not be required for any reallocation of cost savings which (x) is One Hundred Thousand United States Dollars ($100,000) or less, and (y) considered in the aggregate with reallocation of other cost savings, including those previously approved by Lender, do not exceed Two Hundred Fifty Thousand United States Dollars (US$250,000).

3.8           Borrower’s Funds Account. If any additional funds are required by Lender to be deposited by Borrower under the Loan Documents, Borrower shall deposit such funds into the Borrower’s Funds Account which shall be an account with Bank of Hawaii or such other bank as shall be reasonably satisfactory to Lender; provided, however, that the Borrower’s Funds Account shall be an interest-bearing account if:

(a)           the aggregate amount of the funds to be deposited by Borrower exceeds Fifty Thousand United States Dollars (US$50,000); and

(b)           Lender has determined that the Borrower’s Funds Account will not be substantially depleted within the next seven (7) calendar days.

Any funds deposited by Borrower into the Borrower’s Funds Account shall be disbursed prior to any further Advances by Lender and shall be security for Borrower’s obligations under the Loan Documents.

3.9           Loan Balancing. If at any time prior to full repayment of the Loan, Lender in its reasonable discretion, determines that the Loan is not in balance, Lender may make written demand on Borrower to deposit in the Borrower’s Funds Account funds equal to the amount of the shortage as reasonably determined by Lender. Borrower shall then deposit the required funds in the Borrower’s Funds Account within fifteen (15) days after the date of Lender’s written demand. The Loan shall be considered to be in balance when the total of the undisbursed portion of the Loan available for payment of Project costs equals or exceeds the sum of the amounts required to:

(a)             Complete construction of the Improvements;

(b)             Be paid as retainages to persons who have supplied labor or materials to the Project;

(c)             Pay all other sums which may accrue under the Loan Documents prior to completion of the Improvements; and

(d)             Enable Borrower to perform and satisfy all of its covenants contained in the Loan Documents prior to completion of the Improvements.

No further Advances need be made by Lender until Borrower shall have deposited in the Borrower’s Funds Account sufficient funds to bring the Loan in balance. Whenever any such funds are on deposit in the Borrower’s Funds Account, all disbursements for construction of the Project will be made first from those funds until such deposited funds are exhausted. Notwithstanding the foregoing, cost savings in any line item set forth in the Budget may be transferred and used by Borrower for cost overruns in any other line item set forth in the Budget on the terms provided in Section 3.7 hereinabove.

3.10           Additional Security. As additional security for the performance of Borrower’s obligations under the Loan Documents, Borrower irrevocably assigns to Lender and grants to Lender a first perfected security interest in its interest in the Account, all funds deposited by Borrower with Lender under this Loan Agreement, all governmental permits obtained for the lawful construction of the Improvements, and all reserves, deferred payments, deposits, refunds, cost savings, and payments of any kind relating to the Project or the construction of the Improvements and Borrower shall execute such other documents and take such further action as Lender may reasonably require to perfect Lender’s security interest therein. Upon any default of Borrower, Lender may use any of the foregoing for any purposes for which Borrower could have used them under this Loan Agreement or with respect to the construction or financing of the Improvements. Lender will also have all other rights and remedies as to any of the foregoing which are provided under applicable law or in equity.

3.11           Access to Records. Inspecting Engineer, if requested by Lender, may upon forty-eight (48) hours’ prior written notice to Borrower, and subject to the limitation hereinafter set forth, examine the books, records, accounting data and other documents of Borrower and make extracts therefrom or copies thereof. On ten (10) days’ prior written notice, Borrower agrees, to the extent reasonably possible, to make available to Inspecting Engineer for inspection and copying all books, records, accounting data and other items under the possession and control of General Contractor relating to the construction of the Improvements.

3.12           Protection Against Lien Claims. Borrower agrees promptly to pay and discharge all claims for labor performed and materials and services furnished in connection with the construction of the Improvements, diligently to publish or have published a valid notice of completion, and file or have filed in the appropriate Circuit Court of the State of Hawaii a valid affidavit of publication of such notice of completion (all in accordance with the procedures set forth in Section 507-43 of the Hawaii Revised Statutes, or any successor statute) upon completion of construction of the Improvements, and to take all other reasonable steps to preclude the assertion of claims of lien against the Project, any part thereof or right or interest therein or appurtenant thereto, the Improvements or the Account. Nothing herein contained shall require Borrower to pay any claims for labor, materials, or services that Borrower in good faith disputes and that Borrower, at its own expense, is currently and diligently contesting; provided, however, not later than sixty (60) days after the filing of any claim of lien that is so disputed or contested, Borrower shall post a surety bond, cash deposit, or other reasonably satisfactory alternative approved by Lender which is sufficient to enable Title Company to issue an indorsement to the Title Policy free of such claim of lien, or which is otherwise satisfactory to Lender, in Lender’s sole discretion.

3.13           Insurance. Borrower shall at its sole cost and expense, keep and maintain in full force and effect until full payment of the Note and thereafter to the extent required hereunder, all insurance reasonably required by Lender and by law, including, but not limited to, all insurance specified in Exhibit P (Insurance Requirements) attached hereto and made a part hereof.

3.14           Performance and Labor and Material Payment Bonds; and/or Guaranty. Borrower shall cause General Contractor to obtain and deliver to Lender performance and labor and material payment dual obligee bonds naming Borrower and Lender, as obligees, in form, substance and amount satisfactory to Lender. Such bonds shall provide that General Contractor shall be bonded for one hundred percent (100%) of the total estimated costs of construction of the Improvements (but in no event in an amount less than the amount of the Construction Agreement), lien free, and such bonds shall guarantee the full performance, lien free, of the Construction Agreement by General Contractor and all subcontractors. Lender may, at Borrower’s expense, engage an independent insurance broker to act on behalf of Lender to verify the existence and adequacy of the bonds. As an alternative to the aforesaid bonds, Borrower may elect to provide Lender with a written guaranty of performance and payment of the Construction Agreement, in form and content reasonably satisfactory to Lender, in favor of Lender, which guaranty shall guarantee the performance of the Construction Agreement and completion of all work under the Construction Agreement, free and clear of all mechanics’ and materialmen’s liens by whomsoever claimed, and which guaranty shall be from a creditworthy person or entity of financial strength and substance satisfactory to Lender in Lender’s reasonable discretion.

3.15           Foundation Survey. Borrower shall furnish a foundation survey to Lender upon request by Lender (acting reasonably) at the time footings and foundations are complete, and Title Company shall issue a foundation endorsement to the Title Policy satisfactory to Lender.

3.16           Warranties. Upon receipt, Borrower shall promptly furnish to Lender true copies of any and all warranties and equipment guaranties for roof, elevators, heating and air conditioning equipment and similar items.

3.17           Completion of Construction. Construction of the Improvements shall not be deemed complete until Borrower has delivered to Lender, without limitation, the following:

(a)           A certificate of a licensed Hawaii architect stating that:

(i)           The Improvements have been completed in a good and workmanlike manner substantially in accordance with the requirements contained in this Loan Agreement, including the Plans and Specifications;

(ii)           All other related on-site and off-site improvements have been completed;

(iii)           Direct connections have been made to all appropriate utility facilities, including without limitation, water, electricity, sewer and storm drainage, and the Improvements are fully operational and capable of occupancy;

(iv)           The Improvements are in compliance with all applicable laws and regulations; and

(v)           Such other statements which Lender deems necessary.

(b)           Any approved certificates of occupancy required to authorize occupancy of the Improvements as a condominium and any other final permits and licenses issued by the proper governmental authorities as are necessary to permit the use and occupancy of the Improvements for their intended purposes.

(c)           An as-built American Land Title Association and American Congress of Surveying and Mapping survey of the Land prepared by a Hawaii licensed surveyor approved by Lender and certified to Lender and Title Company.

3.18           Supervision of Construction Work; Right to Stop Work.

3.18.1           Retention of Project Manager. Borrower shall retain an on-site construction project manager at Borrower’s cost. The project manager shall be competently represented on the construction site at all reasonable times during construction hours, shall be responsible for overseeing construction, and shall report immediately to Borrower, Inspecting Engineer and Lender any material deviations in work from the Plans and Specifications or the requirements of applicable laws. Lender shall from time to time advise Borrower if Lender is reasonably dissatisfied with the project manager’s performance on the job and if after thirty (30) days’ written notice to Borrower, the project manager fails to correct the project manager’s deficient performance, then and in such event Lender shall have the right to require Borrower to replace the project manager.

3.18.2           Monthly Reports. Borrower shall promptly furnish to Lender monthly architect’s or engineer’s reports and, when required by Lender, soils engineer’s inspection reports, which reports shall certify that all construction is in conformance with the Plans and Specifications and is otherwise in full compliance with the requirements of this Loan Agreement.

3.18.3           Nonconforming Work or Materials. If Lender or Inspecting Engineer reasonably determines that any work or materials do not conform to the Plans and Specifications or sound building practices, or otherwise depart from any of the requirements of this Loan Agreement, Lender may set aside the amount in question from the Advance requested for a period of ten (10) days while the matter is resolved. No such action by Lender will affect Borrower’s obligation to complete the Improvements on or before the Specified Completion Date.

3.18.4           No Duty to Supervise or Inspect. Lender is not under any duty to supervise or inspect construction or examine any books and records. Any inspection or examination by Lender is for the sole purpose of protecting Lender’s security and preserving Lender’s rights under this Loan Agreement. No Event of Default or any other default of Borrower will be waived by any inspection by Lender. In no event will any inspection by Inspecting Engineer or Lender be a representation that there has been or will be compliance with the Plans or Specifications or that the construction is free from defective materials or workmanship.

3.19           Borrower’s Books and Records. Borrower shall keep and maintain at all times during the term of the Loan Documents and for not less than two (2) years thereafter full and accurate books of account and records adequate to reflect correctly all construction costs expended by Borrower of whatever kind or nature and to reflect Gross Revenues and Expenses of the Project. Such books of account and records shall be kept by Borrower at its office at 69-201 Waikoloa Beach Drive, Suite 2617, Waikoloa, Hawaii 96738, or the Project, whichever office is designated by Borrower by written notice to Lender, and shall not be removed therefrom without prior written notice to Lender. Lender shall have the right upon forty-eight (48) hours’ notice to inspect, copy and audit such books of account and records at Lender’s expense during reasonable business hours, whether such books and records are in the possession of Borrower or any agent of Borrower, to verify the expenditure of Loan proceeds.

3.20           Management of the Improvements. Borrower shall not enter into any agreement or other arrangement for the management of the Project without the prior written approval of Lender which approval shall not be unreasonably withheld or delayed.

4.0	LOAN ACCOUNT; CONDITIONS TO ADVANCES

4.1	Deposits to Borrower’s Funds Account.

4.1.1 Deposits to Borrower’s Funds Account. The Borrower’s Funds Account shall be administered pursuant to the terms of this Loan Agreement. Deposits into the Borrower’s Funds Account shall consist of:

(a)           The Advances; and

(b)           Such additional sums as may be demanded from time to time by Lender pursuant to Section 3.8 of this Loan Agreement.

4.1.2 Grant of Security Interest in Account. Borrower irrevocably assigns to Lender as additional security for the due performance of this Loan Agreement all of its right, title and interest in and to the Borrower’s Funds Account and the monies therein to be held pursuant to the terms of the Loan Documents hereof and Borrower shall execute such documents and take such further action as Lender may reasonably require to perfect its security interest in such Borrower’s Funds Account, including without limitation the Deposit Account Control Agreement.

4.2           Disbursements. Upon fulfillment of the appropriate conditions set forth in this Loan Agreement, Lender shall disburse Advances into the Borrower’s Funds Account. Any funds deposited pursuant to Section 4.1.1(b) hereinabove shall be disbursed by Lender prior to the disbursement of any further Advances. The Initial Advance shall be applied first to cover any and all amounts necessary for payment of any title and hazard insurance premiums, recording, notary, and escrow charges, appraisal fees and all other similar, usual or customary loan closing charges and expenses, legal fees and expenses of Lender’s counsel, then to such other expenses as are reflected in the approved Budget. All funds disbursed from the Account shall be applied by Borrower only for the payment of, or reimbursement for, costs specified in the approved Budget.

4.3           Conditions Precedent to All Advances. The obligation of Lender to make any Advance, including the Initial Advance, is subject to the satisfaction of each of the following conditions precedent to the extent applicable at the time of submission of the Application for Advance:

(a)           True Representations and Warranties. All representations and warranties of Borrower contained herein and in the Security Documents, or which are contained in any certificate furnished in connection with the Loan Documents or with the making of the particular Advance, shall have been true and correct as of the date of recordation of the Mortgage and shall be true and correct with the same force and effect as though such representations and warranties had been made on and as of the date of each Advance, except representations and warranties which expressly relate to a specific date.

(b)           No Default. No Event of Default, or act or condition that with the giving of notice or lapse of time, or both, would become an Event of Default, under the Loan Documents has occurred; provided, however, that Lender may in its sole discretion make Advances notwithstanding the existence of an Event of Default (or incipient Event of Default), and any Advance so made shall be deemed to have been made pursuant to this Loan Agreement, and Lender shall not thereby waive any rights or remedies provided herein for the occurrence of any Event of Default.

(c)           Compliance with Covenants, Agreements and Conditions. All covenants, agreements and conditions contained herein which are required to be performed and complied with by Borrower prior to or on the date of any such Advance shall have been complied with or performed.

(d)           Certification of Conditions. Borrower shall have delivered to Lender certificates, dated the date of the Application for Advance and signed by Borrower, certifying, in form reasonably satisfactory to Lender, that the conditions specified in Sections 4.3(a), 4.3(b) and 4.3(c) have been satisfied.

(e)           Certification of Plans and Specifications. Borrower shall have furnished to Lender a certification that no additions, supplementary sheets or changes have been made to the Plans and Specifications through the date of such certificate except those approved pursuant to the terms of Section 3.2.

(f)           Updated Survey. If requested by Lender, but not more than three (3) times during the period of construction, Borrower shall have furnished to Lender an update of the then existing survey, current as of a date not more than thirty (30) days prior to the date of the Application for Advance, together with the surveyor’s certification that the updated survey correctly shows the location (both vertically and horizontally) of all buildings, structures, and improvements including the foundations of buildings in the course of construction situated on the Land and that there are no encroachments by any part of the Improvements constructed on the Land outside the boundaries to the Land.

(g)           Application for Advance. Lender shall have received from Borrower an Application for Advance and a certificate by Inspecting Engineer certifying that the Application for Advance has been approved by Architect, the project manager and Inspecting Engineer. The Application for Advance received by Inspecting Engineer shall have attached to it copies of the invoices for work completed in connection with the construction of the Improvements of an amount greater than or equal to the amount of the requested Advance or such other documentation as Lender may require.

(h)           Payment of Amounts Due. Borrower shall have paid to Lender any accrued and payable but unpaid amount due with respect to:

a.	Interest as specified in Section 2.4;
b.	The expenses specified in Section 10.11; and
c.	Any other amounts payable under the Loan Documents.

(i)           Compliance with Laws, Ordinances, Regulations. Neither the work of construction nor any proposed change shall be in material violation of any law, ordinance or regulation applicable to the Project unless such violation has been cured or has been otherwise resolved in a manner reasonably satisfactory to Lender.

(j)           No Unauthorized Delay. Inspecting Engineer shall have confirmed to Lender that to Inspecting Engineer’s reasonable satisfaction, there has been no unauthorized delay in the work of construction as reflected in the construction progress schedule approved by Lender.

(k)           Sufficient Funds. No current determination has been made by Lender that the aggregate amount of Lender’s Commitment plus Borrower’s Equity is likely to be less than the amount required to complete construction of the Improvements in accordance with the Plans and Specifications and the Budget and to satisfy Borrower’s obligations hereunder.

(l)           Payment of Assessments, Taxes. Lender shall have received satisfactory evidence that all installments of special assessments, if any, then due or payable and all installments of general real estate taxes then due or payable have been paid in full prior to delinquency, unless disputed in good faith, in which event said funds shall be paid into an escrow account approved by Lender and held, or Borrower shall post a bond in such amount, until the dispute has been resolved to Lender’s satisfaction.

(m)           Ability to Complete Improvements. The Project shall not have been:

(i)           Materially injured or damaged by any casualty unless Borrower shall have insurance proceeds or other funds (exclusive of Loan proceeds) sufficient to fully repair or replace the damaged portion of the Project, and so applies such funds to such repair and/or replacement; or

(ii)           Condemned, or threatened with condemnation, so as to prevent the construction of the Improvements substantially in accordance with the Plans and Specifications;

And no other event shall have occurred which would materially and adversely affect the ability of Borrower to construct the Improvements by the Specified Completion Date or to repay the Loan when due.

(n)           No Illegality. No change shall have occurred after the date of this Loan Agreement in any applicable law or regulation or in the interpretation thereof by any governmental or regulatory authority which would make Lender’s participation in the transaction contemplated hereby illegal or which would subject Lender to any unreimbursed tax (other than taxes imposed upon or measured by the net income of Lender), penalty or other liability.

(o)           No Action, Suit or Proceeding. No action, suit or proceeding before any arbitrator or any governmental authority shall be pending, no investigation by any governmental authority shall be pending, and no action, suit or proceeding by any governmental authority shall be, to the knowledge of Borrower after reasonable inquiry, threatened against Borrower, seeking to restrain, prevent or change the transactions contemplated hereby in whole or in part or questioning the validity or legality of the transactions contemplated by the Loan Documents, or seeking to restrain or prevent construction of the Project or disbursement of any Advance.

(p)           Disbursement Schedule and Budget. Lender shall have received a current copy of the Disbursement Schedule relating to the Improvements and a current copy of the Budget listing final estimates of total Project Costs acceptable to Lender, each of which shall be certified by Borrower, which such estimates shall establish that the remaining cost of constructing and equipping the Improvements together with the costs of initiating operation of the Project (including adequate contingency reserves) does not exceed the aggregate of the undisbursed amount of the Commitment plus any undisbursed amounts deposited by Borrower in the Account or the Borrower’s Funds Account.

(q)           CLTA Form 122 Indorsement. Except with respect to the Initial Advance, Lender shall have been furnished with an CLTA Form 122 Indorsement (or its ALTA equivalent) to the Title Policy extending the coverage of the Policy to such Advances.

(r)           Partial and Final Lien Releases and Waivers. To the extent any portion of such Advance is to be applied to the payment of the cost of labor, the performance of services, or the supply of materials in connection with the construction of the Improvements which have been completed or delivered prior to the date of the Application for Advance, Borrower shall have delivered together with the Application for Advance a partial lien release and waiver for such portions in the form attached hereto as Exhibit L and in connection with the Application for Advance for final payment, a final lien release and wavier in the form attached hereto as Exhibit M, executed by the General Contractor and covering all person or companies who shall have furnished such labor, services or materials.

(s)           Additional Lien Releases or Waivers. To the extent the immediately prior Advance was subject to the requirement that partial lien releases or waivers be submitted pursuant to subsection (s) above, unless such requirement is waived at Lender’s discretion, Borrower shall submit with its Application for Advance all such lien releases or waivers which have theretofore not been delivered to Lender.

(t)           Completion of Infrastructure. If reasonably requested and if the following items have been completed, Borrower shall submit written evidence (which, if required, shall be in the form of acknowledgment from governmental authorities or public utilities) that all off-site and on-site infrastructures (including but not limited to roadway, water, sewage and electric systems and facilities) which are necessary and required for the construction and occupancy of the Improvements have been completed.

(u)           Other Documents and Information. Lender shall have received such other documents and information as Lender shall have reasonably requested.

4.4           The Initial Advance. Upon the satisfaction of all applicable conditions set forth in Section 4.3 hereinabove and the satisfaction of each of the conditions precedent hereinafter set forth, Lender concurrently with the recordation of the Mortgage and the closing of the Loan and as the initial disbursement of the proceeds of the Loan (the “Initial Advance”) shall disburse to Borrower an amount sufficient to pay all or portions of the cost, charges and expenses incurred in connection with the Loan or payable by the Borrower pursuant to this Loan Agreement, including but not limited to: all loan fees; title and hazard insurance premiums; recording, notary and escrow charges; appraisal fees; other similar, usual or customary loan closing charges and expenses; legal fees and expenses of Lender’s counsel and Inspecting Engineer; and such other Project costs and expenses to the date of the closing of the Loan as are reflected in the Budget approved by Lender.

(a)           Documents. Lender shall have received the following documents, duly executed and in form and substance satisfactory to Lender:

(i)           The Loan Documents;

(ii)           A written certificate from Architect that the Improvements as described in the Plans and Specifications can be built on the Land under current building code, zoning, land use, environmental protection and other laws and ordinances affecting the Project;

(iii)           A written certificate from the Architect that the plans/drawings for the road to be constructed to connect the Project to Queen Kaahumanu Highway, including the signalized intersection, have been approved by the County of Hawaii;

(iv)           Certificates from the Department of Commerce and Consumer Affairs of the State of Delaware and the State of Hawaii, as appropriate, that Borrower is in good standing in the State of Delaware and/or the State of Hawaii, as appropriate;

(v)           Corporate and trust borrowing authorizations and incumbency certificates for Borrower, as appropriate;

(vi)           Copies of the Certificates of Incorporation and Bylaws and all amendments thereto for Aina Le`a, Inc., certified by the appropriate officers as being true, accurate, and current copies of such Certificates of Incorporation and Bylaws;

(vii)           Copies of the Trust Agreement and all amendments thereto for Aina Le`a Land Trust No. 1, certified by the Trustee as being true, accurate, and current copies of such Trust Agreement and all amendments thereto;

(viii)           Certified copies of all agreements subject to the Assignment of Architect’s Agreement, and Assignment of Construction Agreement;

(ix)           Copies of all Leases affecting the Property, if any;

(x)           The Opinion of Counsel;

(xi)           Copies of certain documents evidencing compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and any regulations adopted pursuant thereto;

(xii)           All necessary and appropriate UCC-1 Financing Statements;

(xiii)           An Application for Advance; and

(xiv)           All documents otherwise referenced in Section 4.3 hereof.

(b)           Recordation. The Mortgage and the financing statements relating to the other Security Documents shall have been duly recorded or filed in such manner and in such places as are required by law to establish, preserve, protect and perfect the interests and rights created or intended to be created by this Loan Agreement and the Security Documents, and all taxes, fees and other charges in connection with the execution, delivery, or filing of the Mortgage and other Security Documents shall have been duly paid.

(c)           UCC Filing. Lender’s security interest in all personal property described in the Security Documents and this Loan Agreement shall have been duly perfected and in a first lien position, and Lender shall have received a certificate issued by the appropriate UCC filing officer for each jurisdiction in which Lender’s UCC-1 financing statements have been filed showing all other financing statements in respect to the Improvements.

(d)           Preliminary Title Report. Borrower shall have furnished to Lender a current preliminary title report covering the Property to be mortgaged, issued by Title Company, together with copies of all liens, encumbrances or other exceptions to title set forth in the preliminary title report.

(e)           ALTA Title Policy. Title Company shall have issued, at Borrower’s expense, a Lender’s extended coverage policy of title insurance (ALTA Form), in liability amount and form satisfactory to Lender, containing such indorsements as may be reasonably designated by Lender, showing the Mortgage as a first priority mortgage lien on the Property, subject only to exceptions approved by Lender in writing. Title Company shall enter into a reinsurance agreement and a related direct access agreement, in form and substance reasonably satisfactory to Lender, with such other title insurance company or companies acceptable to Lender providing for such other company or companies to assume a portion of the liability under the Title Policy in amounts approved by Lender.

(f)           ALTA Survey. Borrower shall have furnished to Lender a perimeter survey of the Land meeting the minimum detailed requirements of the American Land Title Association and American Congress on Surveying and Mapping and prepared by a licensed Hawaii surveyor disclosing:

(i)	The location of the perimeter of the Land;

(ii)	All easements and rights of way;

(iii)	The location of the proposed Improvements;

(iv)	The lines of the street abutting the Land and the width thereof; and

(v)	Encroachments, if any.

The survey must be prepared as of a date sufficiently recent such that no survey exceptions (other than those acceptable to Lender) shall be listed in the Title Policy, must be satisfactory to Lender in all respects, and must be certified to Lender by a registered surveyor.

(g)           Architect’s Agreement. Borrower shall have furnished to Lender copies of the executed Architect’s Agreement.

(h)           Environmental Reports. Borrower has furnished to Lender a copy of the Phase I Preliminary Site Assessment Report dated August 27, 1996, prepared by Earth Tech, Inc., which report is satisfactory to Lender in all material respects.

(i)           Utilities; Compliance with Applicable Laws. Borrower has furnished to Lender evidence reasonably establishing to Lender’s satisfaction that as and when required for occupancy of the townhome units being constructed on the Property that service will be available by adequate storm drainages, sanitary sewer, telephone, electricity and water service. Borrower has also furnished to Lender reasonable evidence that the Land is zoned in a classification which will permit construction of the Improvements and use of the Property for the intended purposes. Borrower has furnished to Lender evidence satisfactory to Lender that, if completed in accordance with the Plans and Specifications, the Improvements will comply with all applicable zoning, subdivision, land use, environmental and building statutes, codes, ordinances and regulations applicable thereto.

(j)           Compliance with Final Environmental Impact Statement & Supplemental Environmental Impact Statement. Borrower has furnished to Lender evidence satisfactory to Lender that the Project is in compliance with the “September 2010 Final Environmental Impact Statement for the Villages of Aina Le`a” and that the portions of the Supplemental Environmental Impact Statement for the Village of Aina Le`a currently in process with the Planning Department of the County of Hawaii which are applicable to the Project do not limit or restrict the construction of the Improvements by Borrower and to the extent necessary will be completed prior to any request by Borrower for issuance of a certificate of occupancy by the County of Hawaii for any of the forty (40) townhome units in the Project.

(k)           Insurance. Borrower shall have furnished Lender with a certificate of insurance issued by Borrower’s insurance agent evidencing compliance with all insurance requirements contained in this Loan Agreement and copies of all such insurance policies certified by Borrower’s insurance agent to be true, accurate and complete copies of the original policies.

(l)           Financial Information. Borrowers shall have furnished Lender with such financial information as may be reasonably required by Lender.

4.5           Applications for Advances. For the Initial Advance and for each subsequent Advance, Applications for Advances under this Loan Agreement for the payment of construction costs of the Improvements may be made by Borrower subject to satisfaction of each and all of the conditions contained in Sections 4.3 and 4.4 of this Loan Agreement and each of the following additional conditions precedent:

(a)           Plans and Specifications. Borrower shall have furnished to Lender the Plans and Specifications for the Improvements, together with all supporting engineering calculations and other supporting documentation reasonably required by Lender. The Plans and Specifications shall conform to all applicable building codes and federal, state, and local governmental laws, rules, ordinances and regulation, including without limitation, all applicable environmental protection laws and shall have been approved by Lender and by any other persons and all governmental agencies whose prior approval is required by law or by any covenants, conditions or restrictions applicable to the Project.

(b)           Cost Breakdown and Budget. Borrower shall have furnished to Lender a complete and current breakdown of the costs and expenses of development and construction of the Project and a detailed Budget.

(c)           Construction Schedule. Borrower shall have furnished to Lender a schedule establishing a timetable for Completion of Construction of the Vertical Construction under the Vertical Construction Contract and the infrastructure under the Infrastructure Improvements under the Infrastructure Contracts required for physical occupancy of the forty (40) townhome units, showing, on a monthly basis, the progress of the work (the “Construction Schedule”). The Construction Schedule shall include a statement verifying that the schedule is realistic and can be adhered to in constructing the Vertical Improvements under the Vertical Construction Contract and the required portion of the Infrastructure Improvements under the Infrastructure Contracts in accordance with the Plans and Specifications. The Construction Schedule shall show that the construction of the Vertical Improvements and the required portion of the Infrastructure Improvements under the Infrastructure Contracts can be completed by a date not later than twelve (12) months after the closing of the Loan and shall be subject to the review and approval of Lender and Inspecting Engineer.

(d)           Construction Agreements. Borrower has furnished to Lender fully executed copies of each of the Construction Agreements which have been accepted by Lender in both and which provides for a total construction cost for the Vertical Improvements under the Vertical Construction Contract and the required portion of the Infrastructure Improvements under the Infrastructure Contracts not to exceed $7,900,000.00.

(e)           Bonds. Borrower shall have furnished to Lender the dual-obligee performance bonds and labor and material payment bonds required pursuant to Section 3.14 hereinabove.

(f)           Permits. Borrower shall have furnished to Lender:

(i)           True copies of all grading and foundation permits, environmental permits, utility permits, land use permits and such other permits or approvals of any governmental or regulatory authority or agency having jurisdiction over the Project whose approval or permit is required for the construction or use of the Improvements; and

(ii)           A final building permit for the Improvements issued by the applicable governmental agencies.

(g)           Inspecting Engineer’s Report. Lender shall have received, at Borrower’s expense, a report satisfactory to Lender from Inspecting Engineer (or other consulting engineer or architect selected by Lender) which contains an analysis of the Plans and Specifications, the Budget, the Construction Schedule, the Construction Agreement and all major subcontracts then existing. In addition, such report shall contain an analysis satisfactory to Lender demonstrating the adequacy of the Budget to complete the Improvements in accordance with the Construction Schedule and the Plans and Specifications, agreeing that the Construction Schedule is realistic, and a confirmation of the information contained in the certificate of the Architect to be provided in accordance with Section 4.4(a)(ii) hereinabove.

4.6             Subsequent Advances.                                      Once the Initial Advance has been made by Lender, Lender need not make any further Advances if:

(a)           Material Damage. The Improvements are materially damaged by fire or other casualty and not repaired, unless Lender actually receives insurance proceeds or a cash deposit from Borrower sufficient in Lender’s judgment to pay for the repair of the Improvements, as applicable, in a timely manner, except that Lender shall, upon Borrower’s request, make Advances under such emergency circumstances as are reasonably necessary to properly secure the Property (e.g., to provide security guards and to remedy dangerous conditions) pending Lender’s determination of Borrower’s compliance with the requirements for making subsequent Advances as herein provided; or

(b)           CLTA Form 122 Indorsement. Lender’s original Title Policy referred to in Section 4.4(e) does not insure Advances made by Lender after the date of that policy, or Lender reasonably believes that the disbursement might not be entitled to priority over mechanics’ or materialmen’s liens or over intervening or subordinate liens on the Project unless Lender receives, at Borrower’s expense, a CLTA Form 122 Indorsement, or its ALTA equivalent, together with any other title policy indorsements required by Lender to insure priority; or

(c)           Mechanics’ Lien Laws. Lender reasonably believes that withholding a disbursement in part is required by the Hawaii mechanics’ lien or stop notice laws, in which case Lender may set aside the amount in question or require Borrower to post a bond to cover the amount in question; or

(d)           Default. An Event of Default has occurred.

4.7           Final Advance. Lender will not be obligated to make the final Advance (“Final Advance”) in connection with the construction of the Improvements unless and until the following conditions are met:

(a)           Architect’s and Contractor’s Certification of Completion. Completion of Construction of the Improvements has occurred on or before the Specified Completion Date, or such later date as may be agreed to by Lender in writing, subject to Force Majeure, as evidenced by Architect’s and General Contractor’s certifications thereto;

(b)           Notice of Completion. A notice of completion and affidavit of publication shall have been published and filed, respectively, in accordance with the procedures stated in Section 507-43 of the Hawaii Revised Statutes, certified copies thereof shall have been delivered to Lender, and 47 days shall have expired subsequent to the filing of such affidavit in the office of the clerk of the applicable Circuit Court of the State of Hawaii;

(c)           Inspection. All work requiring inspection by any governmental office or official shall have been duly inspected, and any certificate or certificates required by law to render legal the occupancy and operation of the Improvements for their intended purposes shall have been duly issued;

(d)           Mechanics’ or Materialmen’s Liens. If proceedings shall have been instituted to show probable cause for the attachment of, or obtain or enforce, any mechanics’ or materialmen’s lien with respect to the Improvements, such proceedings shall have been finally determined in favor of Borrower, or the claims asserted therein shall have been fully bonded to the satisfaction of Lender, or Borrower shall have provided Lender with collateral of a type and in an amount satisfactory to Lender sufficient to discharge such lien in full;

(e)           Title Insurance Indorsements. Borrower has, at its expense, obtained for Lender a title insurance indorsement to Lender’s Title Policy which insures the lien-free completion of the Improvements and indorsements satisfactory to Lender insuring that the Improvements have been constructed on the Property pursuant to the Plans and Specifications;

(f)           No Default. Borrower is not in default under the Loan Documents; and

(g)           As-Built ALTA Survey.  Borrower has delivered to Lender a final as-built ALTA survey of the Property showing the completed Improvements.

5.0	REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Loan Agreement and to make the Loan provided for herein, Borrower makes the following representations and warranties to Lender, all of which are deemed made as of the date of this Loan Agreement and as of the date of each Advance hereunder, and all of which shall survive the execution and delivery of this Loan Agreement and the Note:

5.1           Organization and Existence.  Aina Le`a is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and duly qualified to do business in the State of Hawaii, and has all requisite power and authority to own its property and to transact its business as now being conducted and as presently proposed to be conducted by it. Copies of all documents, certified by the appropriate officer or governmental official to be true and correct, pursuant to which Aina Le`a has been duly organized have been delivered to Lender, and no changes will be made therein which would materially and adversely affect Aina Le`as ability to perform its obligations under the Loan Documents or as otherwise prohibited by this Loan Agreement, so long as Aina Le`a is indebted to Lender, without the prior written consent of Lender.

The Hawaii Land Trust is a Hawaii land trust duly organized and validly existing under the laws of the State of Hawaii, and has all requisite power and authority to own its property and to transact its business as now being conducted and as presently proposed to be conducted by it. The Hawaii Land Trust has a term that is longer than the term of the Loan, and that the Hawaii Land Trust is not affected by the terms of any of the beneficiaries’ interests thereunder. Copies of all documents, certified by the Trustee or governmental official to be true and correct, pursuant to which the Hawaii Land Trust has been duly organized have been delivered to Lender, and no changes will be made therein which would materially and adversely affect the Hawaii Land Trust’s ability to perform its obligations under the Loan Documents or as otherwise prohibited by this Loan Agreement, so long as the Hawaii Land Trust is indebted to Lender, without the prior written consent of Lender.

5.2           Power and Authority. Borrower has full power, authority and legal right to execute, deliver and perform this Loan Agreement and each other Project Document to which it is or is to become a party, and the execution, delivery and performance by Borrower of this Loan Agreement and each other Project Document to which it is or is to become a party have been duly authorized by all necessary corporate action and do not require the further approval of any holders of any indebtedness or obligations of Borrower.

5.3           Due Execution and Delivery. This Loan Agreement and each other Project Document to which Borrower is a party have been duly executed and delivered by Borrower and constitute, and each other Project Document to which Borrower is to become a party will upon execution and delivery thereof constitute, and the Note and Security Documents when delivered will constitute, legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms except as the enforceability thereof may be limited by:

(a)          Bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally; and

(b)	General equitable principles.

5.4           No Violation of Law, etc. The execution, delivery and performance by Borrower of this Loan Agreement, and the other Project Documents to which it is or is to become a party, and the Note and Security Documents:

(a)           Do not violate any provision of any applicable law or regulation, or any order, writ, judgment or decree of any court, arbitrator or governmental authority, applicable to Borrower or to any of its assets;

(b)           Do not violate any provision of Aina Lea, Inc.’s Certificate of Incorporation or Bylaws, or Aina Lea Land Trust No. 1’s Trust Agreement; and

(c)           Do not violate any provision of, or constitute a default under, or result in the creation or imposition of any lien other than permitted by this Loan Agreement on any of the assets of Borrower pursuant to the provisions of, any mortgage, indenture, contract, agreement or other undertaking to which Borrower is a party or which purports to be binding upon Borrower or upon any of Borrower’s assets.

5.5           No Defaults. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of the Project Documents, or in any security agreement or other evidence of any obligation for borrowed money or in any mortgage, deed of trust, indenture or loan agreement, and Borrower is not, in any material respect, in violation of any applicable law or in violation of or in default with respect to any applicable order, writ, judgment or decree of any court, arbitrator or governmental authority (including, without limitation, laws, regulations and requirements with respect to equal employment opportunity, occupational safety and health or environmental protection).

5.6           Compliance with Laws. To the best of Borrower’s knowledge, Borrower is in material compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority of the United States and the State of Hawaii, the material non-compliance with which would materially adversely affect its ability to perform its obligations under the Loan Documents. No governmental actions under the laws of the United States or the State of Hawaii are required in connection with the making of the Loan, the execution and delivery of this Loan Agreement, the other Project Documents, or in connection with the participation by Borrower in the transactions contemplated by this Loan Agreement, the other Project Documents, or with respect to the participation by Borrower in the acquisition, construction, installation, use, occupancy, possession, operation, maintenance, alteration or repair of the Project in accordance with the Project Documents or applicable law, or if required, such actions have been undertaken or will be undertaken on a timely basis.

5.7           No Litigation. There is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or, to the best knowledge of Borrower, threatened against or affecting Borrower, or any of its properties:

(a)           Which involves the Project or any of the transactions contemplated by this Loan Agreement or the other Project Documents or which is reasonably likely to have a material adverse effect on Borrower’s ability to perform its obligations under this Loan Agreement or any other Project Document to which it is or will be a party; or

(b)           Which is reasonably likely to have a material adverse effect on the properties, business, operations, prospects or financial condition of Borrower.

5.8           Payment of Taxes. Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by it and has paid (prior to their delinquency dates) all taxes which have become due pursuant to such returns or pursuant to any assessment received by it (other than taxes and assessments the payment of which is being contested in good faith by Borrower, with adequate reserves, in the aggregate, for the payment of which having been set aside), and Borrower has no knowledge of any actual or proposed deficiency or additional assessment in connection therewith which, either in any case or in the aggregate, would be materially adverse to it.

5.9           Disclosure. Neither this Loan Agreement, the other Project Documents nor any other document, certificate or written statement furnished to Lender by or on behalf of Borrower in connection with the transactions contemplated thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not materially misleading. There is no fact which has not been disclosed by Borrower to Lender which materially adversely affects, or, so far as Borrower can now reasonably foresee, will materially adversely affect the properties, business, prospects or financial condition of Borrower or the ability of it to perform its obligations hereunder or under any other Project Document, and Borrower is not a party to or bound by any agreement which materially adversely affects or, so far as Borrower can now reasonably foresee, will materially adversely affect the properties, business, operations, prospect or financial condition of Borrower or the ability of Borrower to perform its obligations hereunder or under the other Project Documents.

5.10           Ownership of Properties; No Liens. Borrower owns and has good and marketable fee simple title to the Land, subject to no lien of any kind except those liens approved by Lender.

5.11           No Liabilities. Borrower has no material liabilities (actual or contingent) or commitments of any type whatsoever (other than those arising out of this Loan Agreement or the other Project Documents to which it is or is to become a party).

5.12           Budget. Borrower has prepared the Budget and is responsible for developing the assumptions on which the Budget is based; the Budget:

(a)           Is based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein; and

(b)           Is consistent with the provisions of the Project Documents.

Any textual material accompanying the Budget discloses all information reasonably necessary for an understanding of the Budget, and does not contain any material misstatements or omit to state any material information necessary to make such information not materially misleading.

5.13           No Event of Default. No Event of Default has occurred.

5.14           Security. The security interests granted to Lender pursuant to the Security Documents:

(a)           Constitute and, with respect to subsequently acquired property included in the collateral covered by the Security Documents, will constitute, first perfected security interests under the Uniform Commercial Code as adopted in the State of Hawaii (for purposes of this Section 5.14, the “UCC”); and

(b)           Are, and with respect to such subsequently acquired property will be, as to collateral perfected under the UCC, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except for rights arising by liens such as those granted to landlords, materialmen and taxing authorities or which, pursuant to the UCC or other statute, are given an automatic priority over such prior perfected security interests.

All such action as is necessary has been taken to establish and perfect Lender’s rights in and to the collateral covered by the Security Documents, including any recording, filing, registration, giving of notice or other similar action. The Security Documents and the financing statements relating thereto have been duly filed, recorded and/or registered in each office and in each jurisdiction where required in order to create and perfect the first lien and security interest described above. The chief executive office and principal place of business of Borrower, as such term is used in the UCC, is located at 69-201 Waikoloa Beach Drive, Suite 2617, Waikoloa, Hawaii 96738.

5.15          Possession of Franchises and All Permits. Except as otherwise stated in the second sentence of this Section 5.15, Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities (“Governmental Approvals”), free from burdensome restrictions, that are necessary in any material respect for the ownership, maintenance and operation of the Property, and construction and completion of the Project, and Borrower is not in violation of any thereof in any material respect. Borrower has not yet obtained all the building permits for the Improvements from the Department of Public Works, Building Division of the County of Hawaii, but Borrower has no reason to believe that the building permits for the Improvements or any other Governmental Approvals which have not yet been obtained by Borrower or which will be required in the future, will not be granted in due course.

5.16          Intellectual Property. Borrower owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights which are necessary for the operation of the Project.

5.17          Hazardous Substances. To the best of Borrower’s knowledge after diligent inquiry, the Land does not contain, nor will the Project produce, any Hazardous Substances, which are characterized as such as of the date of this Loan Agreement in amounts in excess of legal limitations.

5.18          Roads. All roads necessary for the construction and full utilization of the Project for its intended purposes have been completed, or will be completed prior to the Completion Date.

5.19          Financial Statements. Any financial statements heretofore delivered to Lender by Borrower are true and correct in all material respects, and fairly present in a consistent manner the financial condition of such entity in accordance with generally accepted accounting principles. No materially adverse change has occurred in the financial condition reflected therein since the respective dates thereof. No additional borrowings have been made by Borrower since the date thereof other than the borrowings of other moneys which have been approved by Lender.

5.20          Utility Service. All utility services necessary for the construction of the Improvements and the operation thereof for their intended purposes are available, or will be available, without the payment of any costs or fees other than as stated in the Budget at the boundaries of the Property, including (without limitation) water supply, storm and sanitary sewer facilities, and electric and telephone facilities, as and when necessary for physical occupancy of the forty (40) townhome units contained in the Project.

5.21          Condition of Property. There has not been any condemnation or eminent domain proceeding commenced or threatened against the Project. There are no violations of any relevant law or regulation affecting the Project.

5.22          Loan Sufficiency. The Commitment, together with funds which have been and will be expended by Borrower, will be sufficient to pay all charges and expenses set forth in the Budget.

6.0	COVENANTS

While this Loan Agreement is in effect, and until all indebtedness hereunder, including, without limitation, under the Note, has been paid in full, Borrower covenants and agrees as follows:

6.1           Maintenance of Existence. Borrower will maintain and preserve in full force and effect the legal existence of all material rights, licenses, permits, approvals, contracts and franchises, and comply in all respects with all applicable laws and regulations of all jurisdictions necessary for the conduct of its business, the violation of which might have a material adverse effect on the operations, business, property, assets or condition (financial or otherwise) of Borrower or on the ability of Borrower to perform its obligations under the Project Documents; provided, however, that this Section 6.1 shall not prevent Borrower from challenging any applicable law or regulation in any reasonable manner, which contest does not materially and adversely affect the construction, equipping, improvement, operation and maintenance of the Project, or, in the sole opinion of Lender, affect Lender’s rights under or the priority of its liens or security interest created by or pursuant to the Security Documents.

6.2           Payment of Taxes, etc. Borrower will pay and discharge all lawful taxes, assessments, and government charges or levies imposed upon it or upon its income or profits, or upon the Project before the same shall become overdue, as well as all lawful claims for labor, material, and supplies which, if not paid when due, would become a lien or charge upon the Project or any part thereof; provided, however, that this Section 6.2 shall not require the discharge of any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested diligently and in good faith by appropriate proceedings and such tax assessment, charge, levy or claim shall have been fully bonded to the satisfaction of Lender.

6.3           Additional Advice. Borrower will promptly advise Lender of the occurrence, to Borrower’s knowledge, of any Event of Default or any material default in performance by Borrower under any covenant or agreement to which it is a party or by which it is bound hereunder or under any of the Project Documents and of any material default in performance by any other party to any of the Project Documents. Borrower will also promptly advise Lender of each proceeding commenced or, to its knowledge, threatened against or affecting Borrower before any court, government body, or arbitration body.

6.4           Transactions with Affiliated Persons. Borrower will not enter into any transaction with any affiliated Person except on terms no less favorable to it than would be available in a bona fide arm’s-length transaction with a nonaffiliated person, except with the prior written consent of Lender.

6.5           Insurance.

6.5.1           Borrower’s Duty to Insure. Without cost to Lender, Borrower shall maintain or cause to be maintained on its behalf in effect at all times the insurance specified in Section 3.13 until all obligations of Borrower pursuant to this Loan Agreement and the other Loan Documents have been fully discharged.

6.5.2           Application of Proceeds. All proceeds of insurance policies received by Borrower or Lender shall be promptly deposited into the Account (or in such separate account or accounts as Lender, upon the advice of its counsel and in its sole discretion, may establish in order to segregate moneys which constitute proceeds of collateral) and applied:

(a)          In the case of insurance proceeds in respect of damage or destruction of the Property, in accordance with Section 7.1; and

(b)          In the case of the other insurance proceeds, to the payment of any claim, settlement, award or judgment (including those in favor of Lender) in respect of which such insurance proceeds were awarded.

6.6           Payment of Obligations. Borrower will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all of its indebtedness or other obligations of whatever nature, except for any indebtedness or other obligations which are being contested diligently and in good faith and by appropriate proceedings if:

(a)          Adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP; and

(b)          None of the property covered by the Security Documents would be subject during the period of such contest to sale, forfeiture or loss.

6.7           Effectiveness of Governmental Approvals. Borrower shall:

(a)           Obtain and keep all material government licenses, permits and approvals required to be obtained in order to complete construction of and operate the Project; and

(b)           Retain, or take all action to retain, all of the rights granted by each of said approvals, permits, exemptions and licenses until such time as no longer required.

6.8           Amendments to Project Documents. Borrower will not amend or modify, nor permit to be amended or modified, in any material respect any of the Project Documents to which it is a party, nor shall Borrower further assign or pledge any of such Project Documents, in each case without the prior written consent of Lender. Borrower will notify Lender of all change orders under the Construction Agreement and will not authorize any change orders under the Construction Agreement which require Lender’s consent without the prior written consent of Lender.

6.9           Effectiveness of Project Documents. Borrower will maintain or cause to be maintained in full force and effect, without amendment or modification (except as permitted hereunder), and observe and perform all of its covenants and obligations under, comply with all conditions under, and diligently enforce all its rights under and in accordance with the terms of, each Project Document, and Borrower will not take any action which would release or render unenforceable any obligations of any party to any Project Document.

6.10           Further Assurances. Borrower will, at its own expense, from time to time execute, record and file all such further instruments, and perform such other acts, as Lender may reasonably determine are necessary or advisable to maintain the priority of the liens and security interest in favor of Lender purported to be created by the Security Documents.

6.11           Insufficient Funds. Borrower shall provide any funds necessary to cause Completion of Construction to occur and to fulfill and satisfy Borrower’s obligations hereunder.

6.12           Indemnification. Borrower shall indemnify Lender against and hold Lender harmless from any and all claims, obligations, liabilities, losses, damages, penalties, actions, suits, costs and expenses (including attorneys’ fees) of whatever kind or nature, whether or not well founded, meritorious or unmeritorious, demanded, asserted or claimed against Lender in any way relating to, or arising out of or in connection with, this Loan Agreement, the Project or the construction of the Improvements, except for claims against Lender based on Lender’s willful misconduct or gross negligence or, in connection with this Loan Agreement, Lender’s negligence.

6.13           Event of Eminent Domain. If an Event of Eminent Domain is threatened or occurs, Borrower, as appropriate:

(a)           Shall promptly upon any such threat of which it is aware or occurrence provide written notice thereof to Lender;

(b)           Shall diligently pursue all its rights to compensation against the County of Hawaii, the State of Hawaii or the United States, as the case may be, or against any agency, department, authority, commission, board, instrumentality or political subdivision thereof in respect of such Event of Eminent Domain;

(c)           Shall not, without the prior written consent of Lender, which consent shall not be unreasonably withheld, compromise or settle any claim against the County of Hawaii, the State of Hawaii or the United States, as the case may be, or against any agency, department, authority, commission, board, instrumentality, or political subdivision thereof;

(d)           Shall hold all amounts and proceeds (including instruments) received in respect of any Event of Eminent Domain in trust for the benefit of Lender, segregated from other funds of Borrower, as appropriate; and

(e)           Shall (after deducting all reasonable expenses incurred by Borrower, as appropriate, in litigating, arbitrating, compromising or settling any claims against the County of Hawaii, the State of Hawaii or the United States, as the case may be, or against any agency, department, authority, commission, board, instrumentality or political subdivision thereof) forthwith pay over to Lender all such amounts and proceeds in the same form as received (with any necessary endorsement) to be held as cash collateral and to be applied in accordance with the provisions of Sections 4.1 and 4.2 hereinabove.

Lender may participate in any eminent domain proceedings, and Borrower shall from time to time deliver to Lender all instruments requested by Lender to permit such participation.

6.14           Environmental Compliance.

6.14.1           No Hazardous Substance. Borrower will comply with all Environmental Laws now existing or hereafter enacted or in effect and will not use, generate, manufacture, produce, store, release, discharge or dispose of on, under or about the Project or transport to or from the Project any Hazardous Substance or allow any other Person to do so except for de minimis amounts which are necessary in connection with the construction and operation of the Project and which are used, stored and disposed of in compliance with law.

6.14.2           Notice of Proceeding, Claim or Condition. Borrower shall give prompt written notice to Lender of:

(a)           any proceeding or inquiry by any governmental authority (including, without limitation, any applicable agency or authority of the County of Hawaii or State of Hawaii) with respect to the presence of any Hazardous Substance on the Project or the migration thereof from or to other property;

(b)           all claims made or threatened by any third party against Borrower or the Project relating to any loss or injury resulting from any Hazardous Substance; and

(c)           Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Project that could cause the Project or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Project under any Environmental Laws.

6.14.3           Right to Join in Legal Proceedings. Lender shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Environmental Laws.

6.14.4           Indemnification. Borrower shall protect, indemnify and hold harmless Lender and Lender’s directors, officers, employees, agents, successors and assigns from and against any and all loss, damage, cost, expense or liability (including attorneys’ fees and costs) directly or indirectly arising out of or attributable to the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal, or presence of a Hazardous Substance on, under or about the Property. This indemnity shall survive the reconveyance of the lien of the Mortgage, or the extinguishment of the lien of the Mortgage, or the extinguishment of the lien by foreclosure sale or action (including a deed) in lieu thereof, and this covenant shall survive such reconveyance or extinguishment. Borrower’s indemnification obligations hereunder shall be extinguished six (6) months after payment in full of the Loan, provided that such obligations shall not be so extinguished if Lender has foreclosed on any or all of the Project or participated in any workout or similar restructuring and refinancing as a result of Borrower’s default, or as an exercise of rights under Section 8.3 hereunder, or otherwise.

6.15           Negative Pledges. So long as any amount or obligation is outstanding by Borrower to Lender under the Loan Documents, Borrower will not, without the prior written consent of Lender, which consent may be given or withheld by Lender in its sole discretion:

(a)           Except as otherwise provided herein or in the Mortgage, become a party to any transaction whereby the Account and/or the Project or any portion thereof, or all or any substantial part of the properties, assets or undertakings of Borrower (whether legally or beneficially owned by Borrower) would become the property of any other person, whether by way of transfer, sale, conveyance, lease, sale and leaseback, or otherwise except for a sale or conveyance in connection with which the entire Loan will be paid off;

(b)	Terminate or dissolve;

(c)           Incur any Debt other than Debt owed to Lender; provided, however, that Borrower may incur unsecured Debt in an amount not greater than One Hundred Thousand United States Dollars (US$100,000) to be used for Project expenses. “Debt” means:

(i)           Indebtedness for borrowed money or for the deferred purchase price of property or services in respect of which Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which Borrower otherwise assures a creditor against loss;

(ii)           Obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, in respect of which obligations Borrower is liable, contingently or otherwise, as obligor, guarantor or otherwise or in respect of which obligations Borrower otherwise assures a creditor against loss; and

(iii)           Unfunded vested benefits under any plan maintained for employees of Borrower and covered by Title IV of ERISA;

(d)	Effect a Sale; or

(e)           Create, incur, assume or permit to exist any mortgage, pledge, lien, hypothecation, charge (fixed or floating), security interest, or other encumbrance whatsoever on the Account and/or the Project, except the encumbrances created by and permitted by the Mortgage or as permitted in this Loan Agreement.

Notwithstanding any provision hereof to the contrary, as long as Borrower is not in default under the Loan Agreement or any other Loan Document, Borrower shall have the right in the ordinary course of business to enter into contracts to sell the individual Units (the “Sales Contracts”) in the Project; provided that:

(a)           All such Sales Contracts are made on the form approved by Lender;

(b)           The purchaser’s rights under the Sales Contracts are expressly subordinated to the lien and security interests granted to Lender under this Loan Agreement and the other Loan Documents;

(c)           The Unit is sold for a purchase price which is not less than the minimum sales price approved by Lender for that particular Unit, unless Lender’s prior written approval shall have been obtained by Borrower;

(d)           Borrower’s interest, as Seller, in and to the Sales Contracts and, to Lender’s reasonable satisfaction, any deposits payable under the Sales Contracts is assigned to Lender as additional security hereunder; and,

(e)           Borrower otherwise complies with the other provisions of this Loan Agreement with respect to the sale of Units.

6.16           Financial Statements.

6.16.1           Statements of Property Manager. Borrower shall deliver to Lender a copy of all operating statements and budgets provided by any property manager retained by Borrower to manage the Project (or otherwise produced by or on behalf of Borrower) from the effective date of the property management agreement until repayment in full of each Note. Borrower shall also deliver to Lender a copy of the year end audited financial statements provided by such property manager to Borrower (or otherwise produced by or on behalf of Borrower) promptly upon completion of any applicable Fiscal Year, but in any event not later than one hundred twenty (120) days following the end of that Fiscal Year.

6.16.2           Annual Reports.  If requested by Lender, then within one hundred twenty days after the end of each Fiscal Year of Borrower, commencing with the Fiscal Year during which the certificate of occupancy for the Project is issued to Borrower, Borrower shall furnish to Lender:

(a)           A summary of operation of the Project for such Fiscal Year, showing in reasonable detail and in a format approved by Lender, reflecting among other things, the Gross Revenues, and expenses of the Project, and which statement shall be certified as to accuracy and conformity with the terms of this Loan Agreement by Borrower; and

(b)           Compiled financial statements and schedules, including a balance sheet and statement of operations for the Project for such Fiscal Year, prepared in substantial accordance with GAAP and the Uniform System and bearing the standard compilation statement of a firm of independent accountants satisfactory to Lender, covering the operation of the Project.

6.17           Approval by Lender. Borrower shall obtain the prior written approval of Lender, which shall not be unreasonably withheld, delayed or conditioned, of all documents to which Borrower is a party and which are to be recorded in the Bureau of Conveyances of the State of Hawaii, or filed in the Office of the Assistant Registrar of the Land Court of the State of Hawaii, or filed with the Hawaii Real Estate Commission, for any purpose with respect to the Property, the Project or any other property covered by the Security Documents.

7.0	APPLICATION OF FUNDS

7.1	Application of Insurance Proceeds for Repairs and Restoration.

7.1.1           Damage Not in Excess of $100,000. If there shall occur any damage to or destruction of the Project with respect to which proceeds of insurance for any single loss not in excess of One Hundred Thousand United States Dollars (US$100,000) (provided that amounts applied pursuant to this sentence shall not exceed Two Hundred Fifty Thousand United States Dollars (US$250,000) in any one year) are payable, such insurance proceeds shall be paid to Borrower and applied to the prompt payment of the cost of the repair or restoration of such damage or destruction.

7.1.2           Other Damage. If there shall occur any other damage to or destruction of the Project and:

(a)           If such damage or destruction does not constitute the destruction of all or substantially all of the Project;

(b)           Borrower and Inspecting Engineer certify (which certification shall have been concurred in by Lender):

(i)           That repair or restoration is technically and economically feasible; and

(ii)            That, with respect to Borrower’s certificate, a sufficient amount of funds are or will be available to Borrower to make such repairs and restorations; and

(iii)           That, giving effect to any proposed repair and restoration, but only at the time that the same are expected to be made, such damage or destruction will not result in an Event of Default; and

(c)           Lender receives an opinion of counsel reasonably acceptable to Lender to the effect that:

(i)           No federal, state or local governmental license, registration, recording, filing, consent, permit, order, authorization, certificate, approval, exemption or declaration and no amendment to the Mortgage, no amendment to this Loan Agreement or the Security Documents, and no other instrument is necessary for the purpose of subjecting the repair or restoration to the liens on the collateral under the Security Documents except such, if any, as may be delivered to Lender with such opinion of counsel; and

(ii)           If any such instrument be delivered to Lender, that the same has been duly executed and delivered by, and is a valid and binding agreement of, Borrower and subjects such repairs or restoration to the liens on the collateral under the Security Documents; or

(d)           If Lender shall direct Borrower to undertake any repair or restoration;

Then Borrower shall use its best efforts to cause any repairs or restoration to be commenced and completed promptly and diligently at the cost and expense of Borrower.

From time to time after Lender has duly approved the making of such repairs or restoration, any insurance proceeds (other than insurance proceeds with respect to business interruption) held by Lender arising out of such damage or destruction shall, upon written request of Borrower, be paid over to or upon the order of Borrower to pay for the cost of the repairs or restoration in respect of which such insurance proceeds were received, upon:

(a)           Lender’s receipt of a certificate of Borrower:

(i)           Describing in reasonable detail the nature of the repairs or restoration;

(ii)           Stating the cost of such repairs or restoration and the specific amount requested to be paid over to or upon the order of Borrower and that such amount is requested to pay the cost thereof;

(iii)           Stating that the aggregate amount requested by Borrower in respect of such repairs or restoration (when added to any other insurance proceeds received by Borrower in respect of such damage of destruction) does not exceed the cost of such repairs or restoration and that a sufficient amount of funds (including, without limitation, funds available to complete the Project) is or will be available to Borrower to substantially complete the Project;

(iv)           Stating that there has occurred and is continuing no Event of and Default; and

(b)           Borrower’s compliance with such other disbursement conditions and requirements as Lender reasonably may require such as those requirements set forth in Article 4 in connection with the disbursements for the construction of the Improvements.

7.1.3           Application of Proceeds to Loan. If, with respect to insurance proceeds the disposition of which is covered under Section 7.1.2, either of the conditions specified in Section 7.1.2 is not satisfied within a reasonable time after receipt of such insurance proceeds, then all of such applicable insurance proceeds shall be applied promptly to the prorated prepayment of the outstanding Loan. With respect to any insurance proceeds the disposition of which is covered under this Section 7.1, any of such insurance proceeds which remain after the damage or destruction to the Project in respect of which such insurance proceeds were received has been repaired or restored, shall be paid at the direction of Borrower.

7.2           Partial Event of Eminent Domain; Mandatory Prepayment. A partial Event of Eminent Domain shall have occurred if:

(a)           The Event of Eminent Domain constituted a temporary taking or constituted a permanent, but partial, taking;

(b)           Any repair or restoration necessary to render the Project substantially fully operable can be completed within six (6) months; and

(c)           The cost of such repair or restoration does not exceed the eminent domain proceeds plus such funds as Borrower makes available to the satisfaction of Lender.

In the event of a partial Event of Eminent Domain, any eminent domain proceeds shall be first paid to Borrower and applied to the extent of such repair or restoration, if any, and the remainder shall be applied as set forth in the next sentence. Except as provided above, any eminent domain proceeds shall be applied on behalf of Borrower as a mandatory prepayment of the Loan, in inverse order of maturity.

Notwithstanding the foregoing provisions of this Section 7.2, if any Event of Default shall have occurred and then be continuing, any amount to be applied pursuant to this Section 7.2 shall be paid to Lender as security for the obligations of Borrower under the Loan Documents, and, at such time thereafter as no Event of Default shall be continuing, such amount shall be applied as provided in this Section 7.2 unless another Event of Default shall have occurred, in which event such amount shall be applied to the mandatory prepayment of the Loan.

8.0	DEFAULT AND REMEDIES

8.1           Events of Default. Borrower will be in default under the Loan Documents upon the occurrence of any of the following events (each an “Event of Default”):

(a)           Borrower fails to make any deposit of funds or pay any fees when required under this Loan Agreement and does not cure that failure within ten (10) days after written notice from Lender; or

(b)           Borrower fails to pay any interest or to comply with any other covenant contained in this Loan Agreement which calls for the payment of money, and does not cure that failure within three (3) business days after written notice from Lender; or

(c)           Borrower fails to comply with any covenant contained in this Loan Agreement other than those covenants described in Sections 8.1(a) and (b), and does not cure that failure within thirty (30) days after notice from Lender or, if such failure is not reasonably susceptible of completion within such thirty (30) day period, does not commence such cure, to the reasonable satisfaction of Lender, within the thirty (30) days and thereafter diligently pursue such cure to completion; or

(d)           Construction of the Improvements is abandoned, or Completion does not occur, on or before the Specified Completion Date, subject to Force Majeure; or

(e)           Construction of the Improvements is halted prior to Completion for any period of thirty (30) consecutive days for any cause which is within the reasonable control of Borrower, its contractors and/or subcontractors; or

(f)           Borrower defaults under the Note, the Mortgage, the other Security Documents or any of the other Loan Documents (which for purposes hereof shall be deemed to mean after any applicable grace or cure period has passed); or

(g)           Any representation or warranty made by Borrower herein or in any Loan Document or in any Project Document, shall prove to have been inaccurate in any material respect when made; provided, however, that an Event of Default shall not be deemed to have occurred under this subsection (g) if:

(i)           Such inaccuracy was not a willful misrepresentation or omission;

(ii)           Such inaccuracy is reasonably susceptible of cure through actions of Borrower; and

(iii)           Borrower has commenced all actions reasonably necessary to correct the inaccuracy within thirty (30) days of the discovery thereof and thereafter diligently pursues such actions to completion; or

(h)           Borrower shall dissolve or be dissolved, whether by act, omission or reason of law; or

(i)           The Loan Documents for any reason cease to be valid and binding on any party thereto or the Security Documents shall cease to create a valid first lien on the Project, or Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Loan Document and fail to cure such default within the applicable cure period; or

(j)           A material deviation in the work of construction from the Plans and Specifications occurs without Lender’s approval as may be required in this Loan Agreement or a material defect in the work or construction occurs and those deviations or defects are not corrected within thirty (30) days after Borrower’s receipt of written notice thereof, or, if such deviation or defect is not reasonably susceptible of cure within such thirty (30) day period, Borrower does not commence such cure, to the reasonable satisfaction of Lender, within the aforesaid thirty (30) day period and thereafter diligently pursue such cure to completion; or

(k)           Any survey provided and certified pursuant to this Loan Agreement contains any encroachments, easements or other matters that will adversely affect or significantly delay completion of construction of the Improvements or adversely or materially affect marketability of the Project and that have occurred without the approval of Lender and that are not removed or corrected within thirty (30) days after Borrower’s receipt of the survey certificate provided that if such matters are not reasonably susceptible of correction within thirty (30) days, then removal or correction must have been initiated, to the reasonable satisfaction of Lender, within thirty (30) days and pursued diligently to completion within a reasonable period not to exceed one hundred twenty (120) days; or

(l)           Borrower receives any order or notice from any United States federal, state, county, municipal or other local governmental agency that all or any material portion of the work of construction has been or is proposed to be performed contrary to the terms of any law, ordinance or regulation, said notice or order remaining undischarged or the condition that is the subject thereof remaining uncorrected within thirty (30) days after Borrower’s receipt thereof provided that if Borrower is not, through diligent and reasonable efforts, able to obtain such discharge or correct such decision within thirty (30) days, then such efforts must have been initiated, to the reasonable satisfaction of Lender, within thirty (30) days and pursued diligently through completion of the discharge or correction and the discharge or correction must have been obtained within a reasonable time not to exceed one hundred twenty (120) days; or

(m)           Any claim of lien is filed against the Project, the Improvements or any part thereof, or any interest or right appurtenant thereto, or any notice to withhold funds applicable to the Account is served and the continued maintenance of said claim of lien or notice to withhold for a period of sixty (60) days without discharge or satisfaction thereof or provision therefor reasonably satisfactory to Lender; or

(n)           A material breach of any covenant, warranty, promise or representation contained in this Loan Agreement, the Mortgage or any other of the Loan Documents occurs and continues for a period of thirty (30) days after receipt of written notice thereof to Borrower; provided, however, that if a different period or notice requirement is specified for any particular breach under any other subsection of this Section 8.1, the specific provision shall control; or

(o)           The occurrence of any of the following:

(i)           A general assignment by Borrower for the benefit of creditors, or Borrower’s failure generally to meet its obligations as they become due or Borrower’s admission in writing of its inability to meet its obligations as they become due; or

(ii)           The filing by Borrower of a voluntary petition in bankruptcy or any other petition under any Section or Chapter of Title 11 of the United States Code or any law of any state for the relief of debtors; or

(iii)           The filing against Borrower of an involuntary petition or any other petition under any Section or Chapter of Title 11 of the United States Code or any law of any state for the relief of debtors, said petition remaining undischarged for a period of ninety (90) days; or

(iv)           The appointment by any court of a receiver to take possession of the Project or of any asset or assets of Borrower having a value in excess of Two Hundred Fifty Thousand United States Dollars (US$250,000), said receivership remaining undischarged for a period of ninety (90) days; or

(v)           Attachment, execution or other judicial seizure of the Property or of substantially all of the assets of Borrower, such attachment, execution or other seizure remaining undismissed or undischarged for a period of thirty (30) days after the levy thereof; or

(vi)          The commencement of any action or proceeding seeking the dissolution of Borrower and such action or proceeding shall not have been dismissed within six (6) months of the commencement thereof; or

(p)           The placement of any consensual lien against the Project or Improvements without the prior written approval of Lender except as otherwise permitted in this Loan Agreement; or

(q)           Any governmental authority shall assume control over the affairs or operations of the Project or Borrower; or

(r)           There shall be a material loss or destruction of the Improvements, and the insurance proceeds plus sums (other than the proceeds of any Loan) deposited by Borrower with Lender available to repair or replace such loss or destruction shall be inadequate to substantially restore the Improvements to their condition immediately preceding such loss or destruction; or

(s)           Any event of Force Majeure shall have occurred and be continuing for a period in excess of that specified by Section 10.12 hereinbelow; or

(t)           The Certificate of Incorporation or Bylaws of Aina Lea, Inc., the Trust Agreement of Aina Lea Land Trust No. 1, any Loan Document or any Construction Document shall be amended without the prior written consent of Lender, which consent shall not be unreasonably withheld except with regard to any amendment to any Loan Document the consent for which Lender may withhold in its sole discretion; or

(u)           Borrower shall effect any transaction in violation of Section 6.15.

8.2           Acceleration; Other Remedies. Upon the occurrence of an Event of Default, Lender shall have the right, by notice to Borrower, to:

(a)           Terminate the Commitment and withhold any further Advances; and

(b)           Declare the Note, all interest thereon and all other amounts payable under this Loan Agreement to be forthwith due and payable;

Whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower, and Lender shall have the right to apply all or any part of any sums paid to ratable payment of principal and accrued interest under the Note and to the obligations of Borrower hereunder.

Notwithstanding the foregoing, in the case of any default described in Section 8.1(i) or (q) hereinabove, the Commitment and all obligations of Lender to make Advances shall immediately and automatically terminate and the Note, all interest thereon and all other amounts payable under this Loan Agreement and the other Loan Documents shall immediately and automatically become due and payable, subject to the rights of Lender and the waivers of Borrower described in this Section 8.2. In addition, Lender may also exercise any and all rights and remedies available to Lender under the Security Documents, the Mortgage, or any other Loan Document.

8.3           Right to Complete Construction. Upon the occurrence of an Event of Default, Lender shall have the right, in addition to such other rights and remedies available to Lender hereunder or under the Note or the Security Documents or any other Loan Documents to enter into possession of the Property, to take over and complete the Improvements substantially in accordance with the Plans and Specifications, to employ security personnel to protect the Property and the Improvements and, for that purpose, to make disbursements directly from the Account and all amounts so disbursed shall be deemed to have been disbursed to Borrower under this Loan Agreement.

Any contracts entered into or indebtedness incurred in the reasonable and necessary exercise of such right may be executed in the name of Borrower upon ten (10) Business Days’ written notice to Borrower setting forth the basis of Lender’s belief that such execution is necessary. Lender is hereby authorized and irrevocably appointed attorney in fact to sign Borrower’s name to such contracts and incur such obligations and upon five (5) Business Days’ written notice to Borrower to enforce any contracts or agreements therefor made by or on behalf of Borrower and to do any and all things reasonably necessary or proper to complete the work of construction. In no event shall Lender be required to expend its own funds to complete the Improvements if the undrawn portion of the Loan is insufficient, but Lender may, at its option, expend funds. If any funds are so expended, they shall be paid to Lender by Borrower on demand together with interest at the Default Rate.

8.4           Right to Pay or Post Funds. When disputes have arisen that may in the reasonable good faith opinion of Lender materially delay timely completion of the Improvements, or cause or result in an Event of Default hereunder, Lender may upon five (5) Business Days’ written notice to Borrower, which notice shall fully set forth the basis for that opinion, agree to pay funds to a third party from the Borrower’s Funds Account or any other account of Borrower for the account of Borrower. Any such payment shall not prejudice Borrower’s right, if any, to recover those funds from the party to whom paid. Any such agreement to pay funds may be in any form that Lender reasonably deems proper, including, but without limiting the generality of the foregoing, an agreement to indemnify a title insurer against possible assertion of lien claims, and an agreement to pay disputed amounts to any subcontractor if Borrower is unable or unwilling to pay that subcontractor. Borrower shall reimburse Lender for all sums paid or agreed to be paid pursuant to such undertakings with interest at the Default Rate, from the date of such payment until the date of reimbursement.

8.5           Curing of Defaults. If there occurs any Event of Default that may be cured by the payment of money, Lender shall have the right upon five (5) Business Days’ notice to Borrower to pay that money from the Account thereby curing or avoiding the default. If any such payment results, or may, in Lender’s reasonable good faith determination, result in the reduction in the amount of funds available under the Budget below the amount which is required to complete the Improvements, the amount that Lender determines in good faith to be reasonably necessary to provide for such completion shall be deposited by Borrower in the Account within thirty (30) days after Borrower’s receipt of written demand therefor by Lender.

8.6           Right of Set-off. Upon:

(a)           The occurrence and during the continuance of any Event of Default; and

(b)           The making of the notice specified by Section 8.2 to authorize Lender to declare the Note due and payable pursuant to the provisions of Section 8.2;

Lender is hereby authorized at any time and from time to time, upon five (5) Business Days’ notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the obligations of Borrower now or hereafter existing under this Loan Agreement and the Note irrespective of whether or not Lender has made any demand under this Loan Agreement or the Note and although such obligations may be unmatured. Lender agrees to notify Borrower promptly after any such set-off and application made by Lender, provided that the failure to give notice shall not affect the validity of such set-off and application. The rights of Lender under this Section 8.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Lender may have.

8.7           Remedies Are Cumulative. Unless otherwise provided in this Loan Agreement, all remedies provided for herein are cumulative and shall be in addition to any and all other rights and remedies provided by law, including right of set-off.

The exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or under the Mortgage or any other Loan Document or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder or under the Mortgage, the Security Documents, or any other Loan Document unless, in the exercise of said rights, Lender realizes all amounts owed under the Note, the Mortgage and hereunder.

8.8           Filing Notices of Default. Subject to the provisions of this Section 8, upon the occurrence of an Event of Default hereunder, Lender may record, in its sole discretion, such notices or take such other action as it may elect to realize on the security of the Mortgage or any other Security Document.

9.0           CONDOMINIUM DEVELOPMENT AND SALES

9.1             Condominium Approval and Provisions. Subject to all the terms and conditions stated in this Loan Agreement, Lender consents to Borrower’s development of a condominium project or projects on the Property. Lender understands and accepts that Borrower intends to develop the Property in multiple condominium projects, subject to a declaration of merger so as to provide for an administrative merger of the various condominium projects developed by Borrower on the Property. Lender further understands that Borrower currently intends to develop two (2) residential buildings containing a total of sixteen (16) residential townhomes in each phase of its condominium development of the Property as separate and stand-alone condominium projects on a legally subdivided parcel. The first phase condominium project with be established on proposed Lot 43, as shown on the The Villages of Aina Lea Phase 1 subdivision map prepared by Pattison Land Surveying, Inc. (pending County of Hawaii Subdivision No. SUB-11-001070), and will be called “Lulana Gardens – Phase 1”. The sections contained in this Article IX constitute special provisions of this Loan Agreement relating to condominium development and are referred to elsewhere herein.

9.1.1           Special Covenants Regarding Phase 1 Condominium Project. Borrower shall with one hundred eighty (180) days after the closing of this Loan (a) obtain final subdivision map approval from the County of Hawaii of the pending subdivision of the Property, as shown on the The Villages of Aina Lea Phase 1 subdivision map prepared by Pattison Land Surveying, Inc. (County of Hawaii Subdivision No. SUB-11-001070), (b) record and file the Declaration of Condominium Property Regime, Bylaws of the Association of Unit Owner, and Condominium Map to legally establish Lulana Gardens – Phase 1 as a condominium property regime under the laws of the State of Hawaii, and (3) obtain the issuance of an effective date from the Real Estate Commission of the State of Hawaii for the Developer’s Public Report of the Lulana Gardens – Phase 1 so as to allow the marketing and sale of the Units therein to the public.

9.2           Special Representations and Warranties by Borrower relating to Condominium Development. To induce Lender to execute this Loan Agreement and to perform the same, Borrower covenants, represents and warrants to Lender that on and as of the date of this Loan Agreement, and on and as of the closing of the Loan that:

9.2.1           Compliance with Laws. Borrower has complied and will comply with all statutes and regulations governing the creation, registration, marketing, sale and management of condominiums and condominium units, including without implied limitation, the regulations issued by the Real Estate Commission of the State of Hawaii and any other governmental authority having jurisdiction under the Condominium Property Act (Chapter 514B, Hawaii Revised Statutes, as amended), and the condominium rules and regulations promulgated thereunder which relate to condominium property regimes and the issuance of Public Report(s) (collectively the “Condominium Laws”), the Interstate Land Sales Full Disclosure Act, as amended (if applicable), and all federal and state securities laws and regulations; the provisions of the Escrow Agreement for the Project to be entered into with Old Republic Title & Escrow of Hawaii, Inc., or such other institutional escrow company as may be reasonably approved by Lender (“Escrow Agent”), shall comply with the Condominium Laws, and provide that Escrow Agent shall receive and hold all payments made or to be made by purchasers of Units in the Project and that no disbursements shall be made out of the escrowed moneys except in strict accordance with the Escrow Agreement and the requirements of the Condominium Laws. All documents required to be submitted to the Real Estate Commission and any other governmental authority having jurisdiction and any other documents related to the Condominium Property Regime(s) to be established by Borrower, including without implied limitation, the Declaration(s) of Condominium Property Regime, the By- Laws of the Association of Apartment Owners, the Condominium Map(s), any Public Report(s), the Disclosure Abstract(s) (if any), the Escrow Agreement(s) described above, the form of Unit Deed(s), the form of Sales Contract(s), and all brochures and other marketing materials, shall have been, and shall be, delivered to Lender. Borrower shall make such changes to such documents as Lender may reasonably request. No such documents shall be recorded in the Bureau of Conveyances or filed with the Land Court of the State of Hawaii without the prior written consent of Lender, provided, any approval or consent given herein shall not preclude Lender from later requiring, from time to time, other and further amendments to such documents. Borrower shall promptly and diligently do all things as may be necessary to accomplish the submission of the Project to the Condominium Property Regime and the issuance of the Final Public Report, and to otherwise cause the Project to be developed as forty (40) residential townhome Units and to be sold as condominium units.

9.2.2           Sale of Units; Escrow Agreement. All sales of Units in the Project(s) shall be under Sales Contracts approved as to form and content by Lender. Such Sales Contracts will require the payment of the purchase price in installments to be made to the Escrow Agent to be held pursuant to the provisions of the Escrow Agreement described in Section 9.2.1 of this Loan Agreement. Borrower shall have no right under Section 514B-92 or 93 of the Hawaii Revised Statutes to access and use purchasers’ deposits to pay for construction costs of the Improvements of the Project. All purchaser deposits shall remain and be held under the Escrow Agreement until the final closing of the sale of the Unit under any such Sales Contract. The Escrow Agreement will be maintained in full force and effect until the sale of all Units in the Project have been closed.

9.3	Special Covenants by Borrower Relating to Condominium Development.

9.3.1           Compliance with Condominium Laws. The submission of the each phase of the Project to a Condominium Property Regime shall be done in a timely manner, strictly in accordance with the Condominium Laws and all other applicable ordinances, statutes and regulations, and in accordance and compliance with the requirements of the regulatory authorities having jurisdiction thereof. Borrower shall diligently and expeditiously proceed to have prepared all documents necessary to create and establish the respective phases of the Project as a Condominium Property Regime and to register the same with the Real Estate Commission of the State of Hawaii and will submit all such condominium documentation to Lender for review and approval. Upon such approval by Lender, Borrower shall promptly and diligently take all steps and actions necessary to file and process the condominium documents through the Real Estate Commission of the State of Hawaii in order to obtain the issuance of a Final Public Report on the Project. Borrower shall immediately deliver copies of all Public Reports to Lender. agrees:

(a)           Sales Program; Compliance with Laws and Escrow Agreement.  Borrower To promote, offer for sale and exert its best efforts to sell, in strict compliance with the Condominium Laws, all the Units in each of the phases of the Project on the terms and for not less than the minimum prices set forth in the schedule of prices heretofore delivered to and approved by Lender, a copy of which is attached hereto as Exhibit N and incorporated herein by this reference; provided, further, that Borrower shall not be authorized to sell any Unit in any phase of the Project for a price which is less than the minimum price for such Unit set forth in Exhibit N without Lender’s prior written approval;

(b)           That Borrower has not done or permitted and will not do or permit any act or omission which would constitute a violation of, or give any person any right to maintain any action for rescission of any sale of any Unit (other than statutory rights of purchasers relating to sale or financing of condominium units applicable generally), or of any agreement to sell any such Units in any phase of the Project;

(c)           That Borrower shall initiate such sales procedures as will reasonably insure that the advertising of the Units for sale and the acts of Borrower and its agents in connection with the sale of the Units will not constitute a “security” as that term is defined in the Securities Act of 1933 or the Securities Exchange Act of 1934 or similar laws or any regulations promulgated pursuant to such laws;

(d)           That each of the Sales Contracts will contain a provision, in form and content satisfactory to Lender, expressly providing for the subordination of all right, title and interest of the Unit purchasers to the Mortgage;

(e)           That Borrower will strictly comply with the provisions of the Escrow Agreement(s) and all Sales Contracts; and

(f)           That Borrower will deliver to Lender on or before the twentieth (20th) day of each calendar month, in form and in detail satisfactory to Lender, a written report on the status of Borrower’s sales program as of the last day of the preceding calendar month.

9.4           Collateral Account Agreement. As a condition to the release of the liens of the Mortgage and the other Security Documents described in Section 9.5 hereinbelow, the Collateral Account Agreement attached as Exhibit F shall be executed.

9.5           Partial Releases.

9.5.1           Lender’s Agreement to Partially Release Liens. Lender shall, from time to time, partially release from the liens of the Mortgage and the other Security Documents, one or more of the Units in the respective phases of the Project upon written request by Borrower, subject to and in accordance with the provisions contained in this Section 9.5.

9.5.2           Conditions for Partial Release. To be eligible for a partial release, each Unit must meet each and all of the following conditions, to Lender’s reasonable satisfaction:

(a)           Any Unit to be released must be a legal condominium unit on an approved final condominium map pursuant to the Condominium Laws.

(b)           Any Unit to be released must be substantially completed and an appropriate certificate of occupancy covering the building and units in which such Unit is located shall have been issued by the appropriate agency of the County of Hawaii so as to permit legal occupation of the Unit by the purchaser.

(c)           The release price for each Unit shall be equal to the actual gross sales price of the Unit, less the approved real estate sales commission and such other regular and customary closing costs and expenses in the State of Hawaii as are payable by Borrower in accordance with the Sales Contract (herein the “Release Price”).

(d)           Lender shall be paid an administration fee of US$500.00 for each partial release to be provided under this Section 9.5.2 (the “Partial Release Administration Fee”).

(e)           The Release Price and the Partial Release Administration Fee must be paid to Lender in cash or deposited pursuant to the terms of the Collateral Account Agreement upon the closing date of the Unit(s) to be released.

(f)           At Lender’s option, Title Company, at Borrower’s cost and expense, shall issue an indorsement to the Title Policy satisfactory to Lender insuring that the partial release will not affect the lien priority of the Mortgage on any unreleased Units.

(g)           Borrower shall not be in default under the Mortgage and no default or failure of condition by Borrower shall exist under this Loan Agreement or any other Loan Document.

9.5.3           Procedures for Partial Release. The following procedures shall be applicable to all requests for partial releases:

(a)           Borrower’s written request for the release must give the legal description of the Unit to be released, and must request Lender to deposit Lender’s partial releases and demand with Escrow Agent. The request must state the name and address of Escrow Agent, the name of the escrow officer and the escrow account number.

(b)           Within ten (10) Business Days after Lender’s receipt of the request, Lender will deposit Lender’s partial releases and demand with Escrow Agent, but Lender will be obligated to do so only if Lender has received from Borrower satisfactory evidence that all of the above conditions to the partial release contained in Section 9.5.2 have been fulfilled or will be fulfilled no later than the scheduled closing date for the Unit.

(c)           No partial release by Lender will affect any of Borrower’s obligations under the Mortgage or under the Note, except to the extent that payment of the Note is actually received by Lender. Any payments made by Borrower to Lender for the release will be credited against the indebtedness secured by the Mortgage only upon the actual receipt of the funds by Lender. Checks received by Lender will not be considered as payment until they are collected. Borrower will be fully responsible for the proper performance of Lender’s demand by Escrow Agent.

(d)           Borrower will pay all costs and expenses incurred in connection with any releases, including but not limited to recording fees, premiums for title insurance indorsements and escrow fees.

(e)           Except as otherwise provided herein, the release price received by Lender will be applied in payment of all sums owing under this Loan Agreement, the Mortgage or the Note or the other Loan Documents in such manner as Lender, in its sole discretion, deem advisable.

9.5.4           Release of Security Interest in Personal Property. Concurrently with the recording of the partial releases for any Unit, Lender shall also execute and deliver an appropriate UCC-3 Partial Termination Statement covering the Lender’s security interest, if any, in any equipment, appliances or other personal property installed in the Unit and included in the purchase price of that Unit.

10.0	MISCELLANEOUS.

10.1           No Waiver. No waiver of any default or breach by Borrower hereunder shall be implied from any omission by Lender to take action on account of such default if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the waiver and it shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by Lender to or of any act by Borrower requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act.

10.2           No Third Parties Benefitted. This Loan Agreement is made and entered into for the sole protection and benefit of Lender and Borrower, their successors and assigns, and no other person or persons shall have any right of action herein.

10.3           Notices. All notices, requests, consents, claims, demands, waivers and other communications under this Loan Agreement must be in writing and will be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a Party as specified in a notice given in accordance with this Section

10.3):

Lender:	Romspen Investment Corporation 162 Cumberland Street, Suite 300 Toronto, Ontario M5R 3N5
Attn: Wesley Roitman
Facsimile No.: (416) 966-1161
Telephone No.: (416) 966-1100
Email: wesleyroitman@romspen.com

With a courtesy copy (which shall not constitute notice) to:
McCorriston Miller Mukai MacKinnon LLP
500 Ala Moana Boulevard, 4th Floor
Honolulu, Hawaii 96813
Attn: D. Scott MacKinnon
Facsimile No.: (808) 524-8293
Telephone No.: (808) 529-7334 Email: mackinnon@m4law.com

Borrower:	Aina Le`a, Inc. 69-201 Waikoloa Beach Drive, Suite 2617 Waikoloa, Hawaii 96738 Attn: Robert Wessels Facsimile No.: (808) 443-0145 Telephone No.: (702) 454-0652 Email: bob@ainalea.com

Aina Le`a Land Trust No. 1
c/o Emerald Hawaii Services, Inc. One Lincoln Center, 15th Floor Oakbrook, Illinois 60181
Attn: David R. Carey
Facsimile No.: (630) 613-7011
Telephone No.: (630) 206-0250
Email: dcarey@emeraldislepartners.com

With a courtesy copy (which shall not constitute notice) to:
Richard P. Bernstein, Esq.
Law Offices of Richard P. Bernstein
701 Howe Avenue, Suite G45
Sacramento, CA 95825
Facsimile No.: (916) 921-7712
Telephone No.: (916) 921-7710 Email: rbernstein@rpblegal.com

and

Thomas F. Brett, II, Esq. Nixon Peabody LLP
Three First National Plaza
70 West Madison Street, Suite 3500
Chicago, Illinois 60602
Facsimile No.: (844) 556-0731
Telephone No.: (312) 977-4879 Email: tfbrett@nixonpeabody.com

10.4           Authority to File Notices. Borrower hereby irrevocably appoints, designates and authorizes Lender as its agent (said agency being coupled with an interest) to file for record, upon five (5) Business Days written notice to Borrower, which notice shall fully set forth and explain the basis for Lender’s belief that any such filing is necessary, any notices of completion, cessation of labor, or any other notice that Lender deems necessary or desirable to protect Lender’s interests hereunder, or under the Note or any Security Document.

10.5           Actions. Lender shall have the right, upon five (5) Business Days’ written notice to Borrower whenever reasonably possible under the circumstances, which notice shall fully set forth and explain the basis for Lender’s belief that any such action is necessary on Lender’s part, to commence, appear in or defend any action or proceeding purporting to affect the rights, duties or liabilities of the parties hereunder, or the disbursement of any funds in the Account. In connection therewith, Lender may incur and pay costs and expenses, including attorneys’ fees, whether or not suit is brought. Borrower shall pay to Lender on demand all such expenses reasonably incurred and Lender is authorized to pay funds from the Account for said purpose.

10.6           Commissions and Brokerage Fees. Borrower agrees to indemnify Lender from any responsibility and/or liability for the payment of any commission, charge or brokerage fees to anyone that may be payable in connection with the making of the loan herein contemplated, it being understood that any such commission, charge or brokerage fees will be paid directly by Borrower to the party or parties entitled thereto out of the Initial Advance as forth on the Budget. Lender warrants that Lender has not dealt with Borrower through the agency of any person or entity in a manner that would provide such person or entity with a claim for a commission or fee in connection with this Loan Agreement, other than as provided in the Budget.

10.7           Signs. If requested by Lender, Borrower agrees to provide at Borrower’s expense a sign or signs appropriate to the construction project and acceptable to Lender to be placed on the Land evidencing that construction financing is being provided by Lender; provided, however, that all signs shall conform to the building code requirements of the County of Hawaii and to Borrower’s specifications.

10.8           Heirs, Successors and Assigns.

10.8.1           Assignment by Borrower. The terms hereof shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto. Borrower shall not assign its rights hereunder in whole or in part without the prior written consent of Lender, which consent may be granted or withheld in the sole and absolute discretion of Lender, and any such assignment without said consent shall be void.

10.8.2           Assignment by Lender. Lender shall have the right to assign its interest under this Loan Agreement, and to transfer, assign or sell participations and subparticipations (including behind or undisclosed participations and subparticipations) in its interest under this Loan Agreement and the other Loan Documents to any person or entity. All of the rights, privileges, remedies and options given to Lender hereunder shall inure to the benefit of Lender’s successors and assigns, and all the terms, conditions, promises, covenants, provisions, representations and warranties of this Loan Agreement shall inure to the benefit of and shall bind the respective successors and permitted assigns of Lender and Borrower. Borrower agrees that it will cooperate with Lender in the transfer, assignment or sale of participations, including execution of documents reasonably requested by Lender. Lender agrees to indemnify Borrower from any loss or damages resulting from any such sale or participation.

10.9           Time. Time is of the essence herein.

10.10           Construction. Lender and Borrower acknowledge that each party and its counsel have reviewed and revised this Loan Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Loan Agreement, or any exhibits hereto.

10.11           Reimbursement of Costs and Expenses. Borrower shall from time to time, on demand, reimburse Lender for and shall indemnify Lender against, all liabilities, charges, counsel fees, and Inspecting Engineer’s fees and other expenses reasonably incurred by Lender in the exercise of Lender’s powers (including any enforcement of rights or exercise of remedies) and duties hereunder. Borrower agrees to reimburse Lender for any and all attorneys’ fees, costs and expenses incurred in connection with the preparation, negotiation, review and current or subsequent revision or amendment of any of the Loan Documents, the Construction Documents and any and all other documents which Lender or Lender’s counsel shall deem necessary to review or produce in connection with the transactions contemplated by any of the foregoing.

10.12           Force Majeure. The time within which Borrower shall perform certain nonmonetary obligations or satisfy certain conditions under this Loan Agreement will be extended for a reasonable period, not to exceed six (6) months, if Lender has reasonably determined that:

(a)           There is a delay in the course of construction of the Improvements caused by war, riots, insurrection, earthquake, fire, flood, acts of God or similar natural disasters, governmental restrictions or moratoriums, shipping strikes, or labor strikes, which conditions are beyond Borrower’s reasonable control and are not caused by Borrower;

(b)           The remaining undisbursed proceeds of the Loan are sufficient to complete the Improvements within the extension period; and

(c)           Completion of the Improvements is feasible within the extension period.

10.13           Attorneys’ Fees. The prevailing party or parties shall be entitled to the amount of any and all actual expenses, including the reasonable attorneys’ fees and disbursements of legal counsel, and of any experts and agents, that the prevailing party or parties incur(s) in connection with the enforcement of any of its rights under or related to this Loan Agreement or any other of the Loan Documents, whether or not suit is brought.

10.14           Approvals and Consents. If a party to this Loan Agreement is required or desires to obtain the approval or consent of another party to this Loan Agreement as to any matter, such party shall give notice in the manner prescribed by Section 10.3 hereof to such other party that it requests such approval or consent (as the case may be), by specifying in such notice the matter as to which such approval or consent is requested and furnishing such reasonable detail respecting such matter and such additional information as the other party may reasonably request. The party receiving such notice shall act diligently to assure a reasonably prompt response to the notice. Any such approval shall be deemed granted if not disapproved in writing within fifteen (15) Business Days of the request, unless otherwise expressly provided in this Agreement.

10.15           Written Agreement to Govern. This Loan Agreement sets forth the entire understanding and supersedes all prior and contemporaneous agreements between the parties relating to the subject matter contained herein and merges all prior and contemporaneous discussions between them, and neither party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as expressly stated in or contemplated by this Loan Agreement or as subsequently shall be set forth in writing and executed by a duly authorized representative of the party to be bound thereby.

10.16           Severability. Whenever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement should be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Loan Agreement.

10.17           Law to Govern. The validity, construction and enforceability of this Loan Agreement and the Loan Documents shall be governed in all respects by the internal laws, and not the conflicts of law provisions, of the State of Hawaii.

10.18           Indemnity for Faulty Construction. Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all expenditures, liabilities, losses, injuries, costs, expenses and damages (including without limitation reasonable attorneys’ fees) which Lender may incur as a result hereof and of and from any and all claims, actions or demands whatsoever which may be instituted against them by reasons of any alleged defects related in any way to the construction or operation of the Project. Should Lender incur any such liability under the Construction Agreement, or under or by virtue of the Note, any Loan Document, any Security Document or any other agreement made by Borrower relating to the Project or in defense of any claims or demands related thereto, the amount thereof, including costs, expenses and reasonable attorneys’ fees, whether or not suit is brought, shall be secured by the Security Documents and Borrower agrees to reimburse Lender therefor immediately upon demand together with interest thereon at the Default Interest Rate, and upon the failure of Borrower to do so, Lender may declare all sums due under this Loan Agreement and the Note immediately due and payable.

10.19           Counterparts. This Loan Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument. The signature pages of any counterpart may be detached and reattached to another counterpart so that each party may have one counterpart of this Loan Agreement that has attached signature pages containing the signatures of all parties.

10.20           Amendment. No provision of this Loan Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10.21           Captions. The headings of the Articles and Sections of this Loan Agreement are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.22           Incorporation of Preamble, Recital and Exhibits. The preamble, recital and exhibits hereto are hereby incorporated into this Loan Agreement and made a part hereof.

10.23           No Joint Venture. The execution of this Loan Agreement, the making of the Loan, and the exercise of any rights hereunder are not intended, and shall not be construed, to create a partnership or joint venture between Lender and Borrower.

10.24           Choice of Forum.

(a)           The parties agree and intend that the proper and exclusive forum for the litigation of any disputes or controversies arising out of or related to this Loan Agreement or the other Loan Documents shall be the courts of the State of Hawaii and any federal court located therein.  Each of the parties agrees that it will not commence any action or proceeding arising out of or relating to the Loan Agreement or the other Loan Documents in any court other than one located in the State of Hawaii or seek to transfer any such action or proceeding to any court other than one located in the State of Hawaii. Each of the parties hereby irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Loan Agreement or the other Loan Documents brought in any court of or in the State of Hawaii, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)           Without limiting the generality of the foregoing, the parties agree that Lender shall be entitled to commence actions in the State of Hawaii against Borrower for the purpose of seeking provisional remedies, including by way of illustration but not limitation, actions for replevin, for claim and delivery of property, for injunctive relief or for appointment of a receiver or actions to foreclose upon the security interest or liens given by Borrower to Lender under the Loan Documents.

(c)           Each party hereby stipulates that the courts of the State of Hawaii shall have in personam jurisdiction over such party for the purpose of litigation of any dispute or controversy rising out of or related to this Loan Agreement or the other Loan Documents. Nothing contained herein shall in any way be deemed to limit the ability of Lender to obtain jurisdiction over Borrower in any manner permitted by applicable law.

(d)           In the event any of the parties hereto should commence or maintain any action arising out of or related to this Loan Agreement or the other Loan Documents in a forum other than the courts of or in the State of Hawaii, then either of the other parties shall be entitled to request the dismissal of such action and the party improperly filing such action stipulates that such action shall be dismissed.

10.25           Compliance with OFAC Restrictions. Lender and Borrower are obligated to comply with the laws and regulations administered by the United States Office of Foreign Asset Control (“OFAC Restrictions”). In order to comply with OFAC Restrictions, Lender may be required to temporarily suspend processing or funding of the Loan, which may result in delayed availability of funds, or may be prohibited from performing its obligations under this Loan Agreement altogether. Borrower agrees to the foregoing, and further agrees that if, due to application of OFAC Restrictions on Borrower (or any person or entity affiliated with Borrower), Lender is required to suspend processing or funding of the Loan, or is prohibited by applicable OFAC Restrictions from performing its obligations under this Loan Agreement, Lender will not be liable for any damages of any kind or nature (including, without limitation, actual, consequential, special, incidental, punitive, or indirect damages, whether arising out of claims for “lender liability” or any other cause), which Borrower may suffer or incur in connection with any such suspension of, or failure to close, the Loan, or failure of Lender to perform its obligations under this Loan Agreement.

10.26           Limitation of Liability Solely as to Hawaii Land Trust. Anything herein contained to the contrary notwithstanding, the Lender shall look solely and only to the Property and the other assets of the Hawaii Land Trust (if any) for the payment, performance and observance of any amount, obligation or provision to be paid, performed or observed by the Hawaii Land Trust under this Loan Agreement, the Note, Mortgage, or any other Loan Document to which the Hawaii Land Trust is a party. Except to the extent of the Property and other assets of the Hawaii Land Trust (if any), the beneficiaries of the Hawaii Land Trust, the Trustee of the Hawaii Land Trust, including any officer, director, member, principal or shareholder of said Trustee, and/or any of their respective heirs, administrators, executors, personal representatives, successors or assigns (such beneficiaries, the Trustee, and all of other such persons being herein collectively referred to as the “Releasees”), shall not have any personal liability or other personal obligation or any liability for a deficiency for or with respect to any payment, performance or observance of any amount, obligation, liability or provisions to be paid, performed or observed by the Hawaii Land Trust under this Loan Agreement, the Note, the Mortgage, or any other Loan Document, and by its acceptance hereof the Lender agrees not to seek or obtain a deficiency, money judgment or other judgment against the Releasees (except to the extent of the Property and the other assets of the Hawaii Land Trust, if any). Nothing herein contained, however, shall be construed to impair the security or collateral offered by any of the Loan Documents or the rights and remedies of the Lender, including without limitation, the right to exercise any rights of foreclosure or power of sale contained in the Mortgage or any other Loan Document, or to exercise any other remedy of Lender to recover possession of said Property and any other collateral expressly provided to secure the Loan as made under the terms of this Loan Agreement.

10.27           Conflicts. In the event of any conflict between the terms of this Loan Agreement and the terms of any of the other Loan Documents, the terms of this Loan Agreement shall prevail.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

.

IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement the day and year first above written.

AINA LE`A, INC. a Hawaii corporation
By: /s/ Robert Wessels Robert Wessels Chief Executive Officer “Borrower”

[SIGNATURE PAGE OF AINA LE`A, INC. TO LOAN AGREEMENT]

IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement the day and year first above written.

EMERALD HAWAII SERVICES, INC., a Hawaii corporation, as Trustee under that certain unrecorded Aina Le`a Land Trust Agreement for Aina Le`a Land Trust No. 1, as amended and completely restated by unrecorded instrument dated July 7, 2011

By: /s/ David R. Carey David R. Carey President “Borrower”

[SIGNATURE PAGE OF EMERALD HAWAII SERVICES, INC. TO LOAN AGREEMENT]

IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement the day and year first above written.

ROMSPEN INVESTMENT CORPORATION, a corporation established under the laws of the Province of Ontario, Canada
By: /s/ Blake Cassidy Name: Blake Cassidy Title: Authorized Signing Officer “Lender”

[SIGNATURE PAGE OF ROMSPEN INVESTMENT CORPORATION TO LOAN AGREEMENT]

STATE OF	HAWAII )	: SS.
COUNTY OF	HAWAII )

    On this 20th day of  July, 2015, before me personally appeared ROBERT WESSELS, to me personally known, who, being by me duly affirmed, did say that such person executed the forgoing instrument as the free act and deed of such person, and in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Jodie Feltmann
Name: Jodie Feltmann
Notary Public, State of Hawaii

My commission expires: 5/25/19

[NOTARY PAGE OF AINA LE`A, INC. TO LOAN AGREEMENT]

STATE OF ILLINOIS ) COUNTY OF COOK )	: SS.

    I, Victoria McElroy, a Notary Public in and for the said County and in the State aforesaid, DO HEREBY CERTIFY that David R. Carey, the President of Emerald Hawaii Services, Inc., a Hawaii corporation, as Trustee of the Aina Le`a Land Trust No.1, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said company, in its capacity as Trustee aforesaid, for the uses and purposes therein set forth.

Given under my hand and Notarial Seal this 20th day of July, 2015.

/s/ Victoria McElroy
Notary Public
My commission expires

[NOTARY PAGE OF EMERALD HAWAII SERVICES, INC. TO LOAN AGREEMENT]

PROVINCE OF ONTARIO ) COUNTY OF )	: SS.

    On this 15th day of July, 2015, before me personally appeared BLAKE CASSIDY , to me personally known, who, being by me duly affirmed, did say that such person executed the forgoing instrument as the free act and deed of such person, and in the capacity shown, having been duly authorized to execute such instrument in such capacity.

/s/ Vincent Berry
Name: VINCENT BERRY
Notary Public, State of
My commission expires N/A

[NOTARY PAGE OF ROMSPEN INVESTMENT CORPORATION TO LOAN AGREEMENT]